Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT dated as of March 3, 2023 (this “Agreement”), to the Amended and Restated Credit Agreement dated as of September 17, 2021 (the “Existing Credit Agreement”), among WATERS CORPORATION, a Delaware corporation (the “Company”), the LENDERS party hereto, the Issuing Banks party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Capitalized terms used but not otherwise defined herein (including in the preamble and recitals hereto) have the meanings assigned to them in the Existing Credit Agreement or the Amended Credit Agreement (as defined below), as the context requires.

WHEREAS, pursuant to Section 2.09 of the Existing Credit Agreement, the Company may by written notice to the Administrative Agent request that Incremental Revolving Commitments be established, and the Company has so requested that Incremental Revolving Commitments be established in an aggregate principal amount of $200,000,000 (the “Incremental Facility”);

WHEREAS, each Person set forth on Schedule I hereto (each, an “Incremental Lender”) has agreed to provide Incremental Revolving Commitments in the amount set forth under the heading “Incremental Commitment” opposite its name on Schedule I hereto (each, an “Incremental Commitment”) on the Amendment Effective Date (as defined below) on the terms and subject to the conditions set forth herein;

WHEREAS, the Company has requested, and the undersigned Lenders and Issuing Banks, constituting each Lender and Issuing Bank party to the Existing Credit Agreement, together with the Administrative Agent, have agreed, upon the terms and subject to the conditions set forth herein and in the Amended Credit Agreement, that the Existing Credit Agreement will be amended as provided herein, including to replace the Adjusted LIBO Rate with the Adjusted Term SOFR Rate as the relevant Benchmark for all purposes under the Amended Credit Agreement; and

WHEREAS, (i) each of JPMorgan Chase Bank, N.A., Barclays Bank PLC, HSBC Bank USA, N.A., Bank of America, N.A., Citizens Bank, N.A., DNB Capital LLC, The Huntington National Bank, KeyBank, N.A., PNC Bank, National Association, TD Bank, N.A., Truist Securities, Inc. and U.S. Bank, N.A. is acting as a joint lead arranger with respect to the Incremental Facility (each, a “Lead Arranger”), (ii) each of Barclays Bank PLC, HSBC Bank USA, N.A., Bank of America, N.A. and Citizens Bank, N.A. is acting as a joint bookrunner with respect to the Incremental Facility, (iii) each of Barclays Bank PLC, HSBC Bank USA, N.A., Bank of America, N.A. and Citizens Bank, N.A. is acting as a co-syndication agent with respect to the Incremental Facility and (iv) each of DNB Capital LLC, The Huntington National Bank, KeyBank, N.A., PNC Bank, National Association, TD Bank, N.A., Truist Bank and U.S. Bank, N.A. is acting as a co-documentation agent with respect to the Incremental Facility;

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1. Incremental Commitments.

(a) Each Incremental Lender hereby agrees that, on the Amendment Effective Date and subject to the terms set forth herein and in the Amended Credit Agreement, it will provide an Incremental Commitment in the amount set forth under the heading “Incremental Commitment” opposite its name on Schedule I hereto.

(b) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) each Incremental Lender shall become or continue to be a “Lender” and a “Revolving Lender” hereunder and under the Loan Documents, and henceforth shall be entitled to all of the rights of and benefits accruing to, and bound by all agreements, acknowledgements and other obligations of, a Lender hereunder and under the Loan Documents, (ii) such Incremental Commitment shall constitute or increase the Revolving Commitment of such Incremental Lender and (iii) the aggregate Revolving Commitment shall be increased by the amount of such Incremental Commitments, in each case, subject to increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment” in the Amended Credit Agreement.

SECTION 2. Amendment. Effective as of the Amendment Effective Date, (a) the Existing Credit Agreement (excluding the Schedules and Exhibits thereto (other than as set forth in clauses (b) and (c) below), each of which shall remain as in effect immediately prior to the Amendment Effective Date) is hereby amended by deleting the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and inserting the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in Annex I hereto (the Existing Credit Agreement, as so amended, being referred to as the “Amended Credit Agreement”), (b) Schedule 2.01 to the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in Schedule 2.01 attached as Annex II hereto and (c) Exhibit D to the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit D attached as Annex III hereto.

SECTION 3. Representations and Warranties. The Company represents and warrants to the Administrative Agent and to each of the Lenders (including the Incremental Lenders), as of the Amendment Effective Date, that:

(a) this Agreement is within each Loan Party’s corporate or limited liability company powers, and has been duly authorized by all necessary corporate or limited liability company action. This Agreement has been duly executed and delivered by each of the Loan Parties and is the legal, valid and binding obligation of such Loan Parties party hereto, enforceable against such Loan Parties in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

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(b) at the time of and immediately after giving effect to this Agreement, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects, other than (i) any representation that is qualified as to materiality or Material Adverse Effect, which representation is true and correct in all respects, and (ii) any representation given as of a particular date, which representation is true and correct as of that date; and

(c) at the time of and as of the Amendment Effective Date, after giving effect to this Agreement and the Incremental Commitments established hereby and any making of Loans or issuance of any Letters of Credit under the Amended Credit Agreement to be made on the Amendment Effective Date, no Default has occurred and is continuing.

SECTION 4. Effectiveness. The effectiveness of this Agreement, the obligation of the Incremental Lenders to provide the Incremental Commitments and the amendment of the Existing Credit Agreement and the applicable Schedule and Exhibit thereto as set forth in Section 2 hereof shall become effective on the first date on which the following conditions shall have been satisfied (the “Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from (i) the Company, (ii) each other Loan Party, (iii) each Lender and Issuing Bank party to the Existing Credit Agreement and (iv) each Incremental Lender either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Incremental Lenders and dated the Amendment Effective Date) of each of (i) Morgan, Lewis & Bockius, LLP, counsel for the Company, and (ii) the general counsel of the Company, in each case, in form and substance reasonably satisfactory to the Administrative Agent. Each Loan Party hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of the Loan Parties and the authorization of the transactions contemplated hereunder and under the Amended Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The representations set forth in Section 3 shall be true and correct on and as of the Amendment Effective Date, and the Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by the chief financial officer of the Company, confirming that the representations set forth in Section 3(b) and 3(c) are true and correct.

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(e) JPMorgan Chase Bank, N.A., in its capacities as the Administrative Agent and a Lead Arranger for the Incremental Facility, and each Incremental Lender shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent an invoice with respect thereto shall have been received by the Company, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company hereunder, under the Amended Credit Agreement, under any other Loan Document or under the engagement letter and fee letter entered into in connection with the Incremental Facility.

(f) The Guarantee Requirements shall be satisfied.

(g) The Administrative Agent shall have received all documentation and other information about the Company or any other Loan Party as has been reasonably requested by the Administrative Agent or any Incremental Lender in writing at least ten (10) Business Days prior to the Amendment Effective Date and that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(h) To the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent shall have received a Beneficial Ownership Certification in relation to the Company if requested by the Administrative Agent at least five (5) Business Days prior to the Amendment Effective Date.

(i) To the extent that the Company wishes to make a Borrowing on the Amendment Effective Date, the Company shall make a Borrowing Request in accordance with Section 2.03 of the Amended Credit Agreement.

The Administrative Agent shall notify the Company, the Lenders, the Issuing Banks and the Incremental Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Incremental Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions shall be satisfied.

SECTION 5. Effect of Amendment; No Novation.

(a) The Revolving Loans outstanding immediately prior to the effectiveness of the Incremental Commitments under the Amended Credit Agreement shall remain outstanding under the Amended Credit Agreement subject to the following procedures. On the Amendment Effective Date, each LIBOR Loan made to the Company and outstanding immediately prior to the effectiveness of this Agreement (the “Existing LIBOR Borrowings”) shall be automatically converted as of the Amendment Effective Date from LIBOR Loans to Term SOFR Loans in an aggregate principal amount equal to the aggregate principal amount of the Company’s Existing LIBOR Borrowings and shall

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have an initial Interest Period ending on April 3, 2023. The Company shall pay to the Lenders that funded the Existing LIBOR Borrowings all accrued and unpaid interest payable under Section 2.12 of the Existing Credit Agreement as a result of such conversion. After giving effect to the foregoing, on the Amendment Effective Date, (i) each Lender (including each Incremental Lender) party hereto shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to this Agreement and the application of such amounts to make payments to such other Lenders, the Revolving Loans to be held ratably by all Lenders as of the Amendment Effective Date in accordance with their respective Applicable Percentage (calculated after giving effect to the effectiveness of the Incremental Commitments under the Amended Credit Agreement) and (ii) the aggregate outstanding principal amount of the Revolving Loans made to the Company (the “Existing Borrowings”) immediately prior to the effectiveness of this Agreement shall be deemed to be prepaid and reborrowed as of the Amendment Effective Date in an aggregate principal amount equal to the aggregate principal amount of the Company’s Existing Borrowings and of the same Types and for the same Interest Periods as the Company’s Existing Borrowings. Each Lender party hereto that had a Revolving Commitment under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement hereby waives any payment of any amounts pursuant to Section 2.15 of the Existing Credit Agreement as a result of the transactions contemplated hereby.

(b) Except as expressly set forth herein or in the Amended Credit Agreement, this Agreement and the Amended Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

(c) On and after the Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, as used in the Amended Credit Agreement, shall refer to the Existing Credit Agreement as amended in the form of the Amended Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Amended Credit Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

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(d) Neither this Agreement nor the effectiveness of the Amended Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any Guarantee thereof. Nothing expressed or implied in this Agreement, the Amended Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Company under the Existing Credit Agreement or any Loan Party under any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.

SECTION 6. Reaffirmation. Each of the Company and the entities party hereto as “Subsidiary Guarantors” (the “Subsidiary Guarantors”, together with the Company, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby further confirms its guarantees under each of the Loan Documents to which it is party and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, its guarantees under each of the Loan Documents to which it is party shall continue to be in full force and effect and shall accrue to the benefit of the Administrative Agent and the Lenders (and shall be determined after giving effect to this Agreement).

SECTION 7. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; JURY TRIAL WAIVER. THE PROVISIONS CONCERNING (A) GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS SET FORTH IN SECTION 9.09 OF THE AMENDED CREDIT AGREEMENT AND (B) JURY TRIAL WAIVER SET FORTH IN SECTION 9.10 OF THE AMENDED CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT AND ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

SECTION 8. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 9. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 10. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth above.

WATERS CORPORATION

By:	/s/ John E. Lynch
Name: John E. Lynch
Title: Vice President and Treasurer

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

SUBSIDIARY GUARANTORS

WATERS TECHNOLOGIES CORPORATION

By:	/s/ John E. Lynch
Name: John E. Lynch
Title: Vice President and Treasurer

TA INSTRUMENTS – WATERS L.L.C.

By:	/s/ John E. Lynch
Name: John E. Lynch
Title: Vice President and Treasurer

WATERS ASIA LIMITED

By:	/s/ John E. Lynch
Name: John E. Lynch
Title: Treasurer

ENVIRONMENTAL RESOURCE ASSOCIATES, INC.

By:	/s/ Keeley Aleman
Name: Keeley Aleman
Title: Secretary

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and Issuing Bank,

By:	/s/ Gregory T. Martin
Name: Gregory T. Martin
Title: Executive Director

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

Bank of America, N.A. (with any existing Revolving Lender that is also an Issuing Bank or an Incremental Lender executing in all such capacities)

By:	/s/ Karen Yap
Name: Karen Yap
Title:Vice President

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

Citizens Bank, N.A. (with any existing Revolving Lender that is also an Issuing Bank or an Incremental Lender executing in all such capacities)

By:	/s/ Michael Makaitis
Name: Michael Makaitis
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

HSBC Bank USA, National Association (with any existing Revolving Lender that is also an Issuing Bank or an Incremental Lender executing in all such capacities)

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Senior Vice President #23310

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

DNB Capital LLC, as Revolving Lender

By:	/s/ Devan Patel
Name: Devan Patel
Title: Senior Vice President

By:	/s/ Bret Douglas
Name: Bret Douglas
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

The Huntington National Bank

By:	/s/ Ryan Benefiel
Name: Ryan Benefiel
Title: Assistant Vice President

For Lenders requiring a second signature line

Name:
Title:

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

KeyBank National Association (with any existing Revolving Lender that is also an Issuing Bank or an Incremental Lender executing in all such capacities)

By:	/s/ Alyssa Suckow
Name: Alyssa Suckow
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

MUFG Bank, LTD. (with any existing Revolving Lender that is also an Issuing Bank or an Incremental Lender executing in all such capacities)

By:	/s/ Jack Lonker
Name: Jack Lonker
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION (with any existing Revolving Lender that is also an Issuing Bank or an Incremental Lender executing in all such capacities)

By:	/s/ Lauren Potts
Name: Lauren Potts
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

TD BANK, N.A.

By:	/s/ Steve Levi
Name: Steve Levi
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

TRUIST BANK

By:	/s/ Anton Brykalin
Name: Anton Brykalin
Title: Director

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

U.S. Bank National Association (with any existing Revolving Lender that is also an Issuing Bank or an Incremental Lender executing in all such capacities)

By:	/s/ Michael West
Name: Michael West
Title: Senior Vice President

For Lenders requiring a second signature line

Name:
Title:

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND (with any existing Revolving Lender that is also an Issuing Bank or an Incremental Lender executing in all such capacities)

By:	/s/ Keith Hughes
Name: Keith Hughes
Title: Director

For Lenders requiring a second signature line

/s/ Sarah Maguire
Name: Sarah Maguire
Title: Deputy Manager

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

THE NORTHERN TRUST COMPANY:

By:	/s/ Eric Siebert
Name: Eric Siebert
Title: SVP

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

Barclays Bank PLC (with any existing Revolving Lender that is also an Issuing Bank or an Incremental Lender executing in all such capacities)

By:	/s/ Robert F Komminsk
Name: Robert F Komminsk
Title: Director

For Lenders requiring a second signature line

Name:
Title:

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

WEBSTER BANK, N.A. (with any existing Revolving Lender that is also an Issuing Bank or an Incremental Lender executing in all such capacities)

By:	/s/ Matthew Nutter
Name: Matthew Nutter
Title: Managing Director

For Lenders requiring a second signature line

Name:
Title:

[SIGNATURE PAGE TO AMENDMENT AND INCREMENTAL COMMITMENT AGREEMENT]

SCHEDULE I

Incremental Lenders

Incremental Lender	Incremental Commitment
JPMorgan Chase Bank, N.A.	$16,633,333.34
Barclays Bank PLC	$16,633,333.33
HSBC Bank USA, N.A.	$16,633,333.33
Bank of America, N.A.	$16,000,000.00
Citizens Bank, N.A.	$16,000,000.00
DNB Capital LLC	$15,650,000.00
The Huntington National Bank	$15,650,000.00
KeyBank, N.A.	$15,650,000.00
PNC Bank, National Association	$15,650,000.00
TD Bank, N.A.	$15,650,000.00
Truist Bank	$15,650,000.00
U.S. Bank, N.A.	$15,650,000.00
The Governor and Company of the Bank of Ireland	$5,550,000.00
Webster Bank, N.A.	$3,000,000.00
Total	$200,000,000.00

ANNEX I

Amended Credit Agreement

(Please see attached.)

ANNEX I

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

September 17, 2021

among

WATERS CORPORATION,

the LENDERS party hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

CITIZENS BANK, N.A.,

HSBC SECURITIES (USA) INC.,

DNB MARKETS, INC.,

THE HUNTINGTON NATIONAL BANK,

KEYBANK NATIONAL ASSOCIATION,

MUFG BANK, LTD.,

PNC BANK, NATIONAL ASSOCIATION,

TD SECURITIES (USA) LLC,

TRUIST SECURITIES, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

CITIZENS BANK, N.A.,

and

HSBC SECURITIES (USA) INC.,

as Joint Bookrunners

JPMORGAN CHASE BANK, N.A.,

BANK OF AMERICA, N.A.,

CITIZENS BANK, N.A.,

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Syndication Agents

and

DNB BANK ASA, NEW YORK BRANCH,

THE HUNTINGTON NATIONAL BANK,

KEYBANK NATIONAL ASSOCIATION,

MUFG BANK, LTD.,

PNC BANK, NATIONAL ASSOCIATION,

TD BANK, N.A.,

TRUIST BANK

and

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agents

[CSM Ref. No. 6702-361]

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~34~~36
SECTION 1.03.	Terms Generally	~~35~~37
SECTION 1.04.	Accounting Terms; GAAP	~~35~~37
SECTION 1.05.	Interest Rates; ~~LIBOR~~Benchmark Notification	~~36~~38
SECTION 1.06.	Letter of Credit Amounts	~~36~~39
SECTION 1.07.	Divisions	~~37~~39
SECTION 1.08.	Exchange Rates; Currency Equivalents	~~37~~39

ARTICLE II

The Credits

SECTION 2.01.	Commitments	~~37~~40
SECTION 2.02.	Loans and Borrowings	~~38~~40
SECTION 2.03.	Notice of Borrowings	~~38~~41
SECTION 2.04.	Letters of Credit	~~39~~42
SECTION 2.05.	Funding of Borrowings	~~44~~46
SECTION 2.06.	Repayment of Borrowings; Evidence of Debt	~~44~~47
SECTION 2.07.	Interest Elections	~~45~~48
SECTION 2.08.	Termination and Reduction of Commitments	~~46~~49
SECTION 2.09.	Incremental Commitments	~~47~~50
SECTION 2.10.	Prepayment of Loans	~~50~~52
SECTION 2.11.	Fees	~~50~~53
SECTION 2.12.	Interest	~~52~~54
SECTION 2.13.	Alternate Rate of Interest	~~52~~55
SECTION 2.14.	Increased Costs	~~56~~59
SECTION 2.15.	Break Funding Payments	~~57~~60
SECTION 2.16.	Taxes	~~57~~61
SECTION 2.17.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~61~~64
SECTION 2.18.	Mitigation Obligations; Replacement of Lenders	~~63~~66
SECTION 2.19.	Defaulting Lenders	~~63~~67
SECTION 2.20.	Loan Modification Offers	~~65~~68
SECTION 2.21.	Extension of Maturity Date	~~66~~69

ARTICLE III

Representations and Warranties

SECTION 3.01.	Corporate Existence and Standing	~~67~~71
SECTION 3.02.	Authorization; No Violation	~~68~~71
SECTION 3.03.	Governmental Consents	~~68~~71
SECTION 3.04.	Validity	~~68~~71
SECTION 3.05.	Use of Proceeds	~~68~~71
SECTION 3.06.	Litigation	~~68~~71
SECTION 3.07.	Financial Statements; No Material Adverse Change	~~68~~71
SECTION 3.08.	Investment Company Act	~~69~~72
SECTION 3.09.	Taxes	~~69~~72
SECTION 3.10.	ERISA	~~69~~72
SECTION 3.11.	Regulation U	~~69~~72
SECTION 3.12.	Environmental Matters	~~69~~73
SECTION 3.13.	Disclosure	~~69~~73
SECTION 3.14.	Subsidiary Guarantors	~~70~~73
SECTION 3.15.	Anti-Corruption Laws and Sanctions	~~70~~73
SECTION 3.16.	Affected Financial Institutions	~~70~~73

ARTICLE IV

Conditions

SECTION 4.01.	[Reserved]	~~70~~74
SECTION 4.02.	Each Credit Event	~~70~~74

ARTICLE V

Affirmative Covenants

SECTION 5.01.	Payment of Taxes, Etc.	~~71~~74
SECTION 5.02.	Preservation of Existence, Etc.	~~71~~74
SECTION 5.03.	Compliance with Laws, Etc.	~~71~~74
SECTION 5.04.	Keeping of Books	~~71~~75
SECTION 5.05.	Inspection	~~72~~75
SECTION 5.06.	Reporting Requirements	~~72~~75
SECTION 5.07.	Use of Proceeds and Letters of Credit	~~74~~77
SECTION 5.08.	Guarantee Requirement	~~74~~77

ARTICLE VI

Negative Covenants

SECTION 6.01.	Subsidiary Debt	~~74~~77
SECTION 6.02.	Liens Securing Debt	~~74~~78

SECTION 6.03.	Sale and Leaseback Transactions	~~75~~78
SECTION 6.04.	Merger, Consolidation, Etc.	~~75~~78
SECTION 6.05.	Change in Business	~~76~~79
SECTION 6.06.	Certain Restrictive Agreements	~~76~~79
SECTION 6.07.	Leverage Ratio	~~76~~80
SECTION 6.08.	Interest Coverage Ratio	~~77~~80

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

SECTION 8.01.	Authorization and Action	~~79~~82
SECTION 8.02.	Administrative Agent’s Reliance, Limitation of Liability, Etc.	~~81~~85
SECTION 8.03.	Posting of Communications	~~83~~86
SECTION 8.04.	The Administrative Agent Individually	~~84~~87
SECTION 8.05.	Successor Administrative Agent	~~84~~88
SECTION 8.06.	Acknowledgements of Lenders and Issuing Banks	~~85~~88
SECTION 8.07.	Certain ERISA Matters	~~87~~90

ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices	~~88~~92
SECTION 9.02.	Waivers; Amendments	~~89~~92
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	~~91~~94
SECTION 9.04.	Successors and Assigns	~~92~~96
SECTION 9.05.	Survival	~~95~~98
SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~96~~99
SECTION 9.07.	Severability	~~97~~100
SECTION 9.08.	Right of Setoff	~~97~~100
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~98~~101
SECTION 9.10.	WAIVER OF JURY TRIAL	~~98~~102
SECTION 9.11.	Headings	~~99~~102
SECTION 9.12.	Confidentiality	~~99~~102
SECTION 9.13.	Conversion of Currencies	~~99~~103
SECTION 9.14.	Release of Subsidiary Guarantors	~~100~~103
SECTION 9.15.	USA PATRIOT Act and Beneficial Ownership Regulation	~~100~~103
SECTION 9.16.	No Fiduciary Duty, etc.	~~100~~104
SECTION 9.17.	Non-Public Information	~~101~~104
SECTION 9.18.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~102~~105
SECTION 9.19.	Acknowledgement Regarding Any Supported QFCs	~~102~~105

SCHEDULES:

Schedule 1.01	— Subsidiary Guarantors
Schedule 2.01	— Lenders and Commitments
Schedule 2.04	— Existing Letters of Credit
Schedule 2.17	— Payment Instructions

EXHIBITS:

Exhibit A	— Form of Assignment and Assumption
Exhibit B	— Form of Subsidiary Guarantee Agreement
Exhibit C-1	— Form of Opinion of Counsel for the Company
Exhibit C-2	— Form of Opinion of General Counsel of the Company
Exhibit D	— Form of Promissory Note
Exhibit E	— Form of U.S. Tax Certificate

AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 17, 2021, among WATERS CORPORATION, a Delaware corporation (the “Company”), the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Company has requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Section 1.01) to extend credit in the form of Revolving Commitments under which the Company may obtain Loans in US Dollars or Euro in an aggregate principal amount at any time outstanding that will not result in aggregate Revolving Exposures exceeding $1,800,000,000, which amount was increased to $2,000,000,000 pursuant to the First Amendment. The proceeds of Borrowings are to be used for general corporate purposes of the Company and its subsidiaries, including repayment of amounts outstanding under the Existing Credit Agreement, payment of indebtedness, financing of acquisitions, payment of fees and expenses in connection with the credit facilities established hereby, repurchases of equity securities of the Company and working capital.

The Lenders are willing to establish the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in US Dollars.

“Accepting Lender” has the meaning assigned to such term in Section 2.20(a).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted ~~LIBO~~Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1%)~~ equal to (a) the ~~LIBO~~Term SOFR Rate for such Interest Period ~~multiplied by~~, plus (b) ~~the Statutory Reserve Rate~~0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMCB (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning assigned to such term in Section 2.20(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Aggregate Revolving Exposure” means the sum of the Revolving Exposures of all the Lenders.

“Agreed Currencies” means US Dollars and Euro.

“Agreement” means this Amended and Restated Credit Agreement, as amended from time to time in accordance with the terms hereof.

“Agreement Currency” has the meaning assigned to such term in Section 9.13(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% per annum and (c) the Adjusted ~~LIBO~~Term SOFR Rate ~~on~~for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) ~~for a deposit in US Dollars with a maturity of one month~~ plus 1% per annum. For purposes of clause (c) above, the Adjusted ~~LIBO~~Term SOFR Rate on any day shall be based on the ~~LIBO Screen Rate (or if such LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00~~5:00 a.m., ~~London~~Chicago time, on such day ~~for deposits in US Dollars with a maturity of one month~~(or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate, respectively. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Creditor” has the meaning assigned to such term in Section 9.13(b).

“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment; provided that, in the case of Section 2.19 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any Loan of any Type or the facility fees payable hereunder, as the case may be, (a) prior to the issuance of a Rating, the applicable rate per annum set forth under the appropriate caption in the first table below (the “Leverage Grid”), based upon the Leverage Ratio as of the most recent determination date and (b) from and after the issuance of a Rating, the lower of (x) the applicable rate per annum established pursuant to clause (a) and (y) the applicable rate per annum set forth under the appropriate caption in the second table below (the “Ratings Grid”), based upon the Ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt; provided that, if any financial statements required to have been delivered under Section 5.06(a) or (b) shall not at any time have been delivered, the Applicable Rate shall, until such financial statements shall have been delivered, be deemed to be Category 5 in both the Leverage Grid and the Ratings Grid.

Leverage Grid
Category	Leverage Ratio	Facility Fee (basis points per annum)	~~LIBOR~~Term SOFR/ EURIBOR Spread (basis points per annum)	ABR Spread (basis points per annum)
Category 1	< 1.00	7.5	80.0	0.0
Category 2	> 1.00 and < 1.75	10.0	90.0	0.0
Category 3	> 1.75 and < 2.50	15.0	95.0	0.0
Category 4	> 2.50 and <3.25	20.0	105.0	5.0
Category 5	> 3.25	25.0	112.5	12.5

Ratings Grid
Category	Rating	Facility Fee (basis points per annum)	~~LIBOR~~Term SOFR/ EURIBOR Spread (basis points per annum)	ABR Spread (basis points per annum)
Category 1	A2/A or greater	7.5	80.0	0.0
Category 2	A3/A-	10.0	90.0	0.0
Category 3	Baa1/BBB+	15.0	95.0	0.0
Category 4	Baa2/BBB	20.0	105.0	5.0
Category 5	Baa3/BBB- or lower	25.0	112.5	12.5

The Leverage Ratio used on any date to determine the Applicable Rate shall be that in effect at the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.06(a) or (b); provided, that until the financial statements for the fiscal quarter ending September 30, 2021 have been delivered, Category 3 shall apply.

For purposes of clause (b) above, (i) if the Ratings established by both Rating Agencies shall fall within the same Category, the applicable Category shall be deemed to be such Category; (ii) if, after clause (b) is initially applicable, only one Rating Agency shall have in effect a Rating, the applicable Category shall be deemed to be the Category in which such Rating falls; (iii) if the Ratings established or deemed to have been established by Moody’s and S&P shall each fall within different Categories from each other, the applicable Category shall be deemed to be determined based on the higher of the two Ratings unless such Ratings differ by two or more Categories, in which case the applicable Category will be deemed to be one Category below the higher of such Categories; (iv) if, after clause (b) is initially applicable, neither Moody’s nor S&P shall have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be determined pursuant to clause (a) above; and (v) if the Ratings established or deemed to have been established by the Rating Agencies shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 5.06 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the applicable Category shall be determined by reference to the Rating most recently in effect prior to such change or cessation.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Arrangers” means JPMCB, BofA Securities, Inc., Citizens Bank, N.A., HSBC Securities (USA) Inc., DNB Markets, Inc., Capital LLC, The Huntington National Bank, KeyBank National Association, MUFG Bank, LTD., PNC Bank, National Association, TD Securities (USA) LLC, Truist Securities, Inc. and U.S. Bank National Association, in their capacities as the joint lead arrangers for the credit facility established hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” means, in connection with any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the discount rate implied in the lease) of the obligations of the lessee for rental payments during the term of the lease.

“Available Domestic Cash” means, at any time, the amount of Unrestricted Cash held at such time by the Company or any Domestic Subsidiary, other than Unrestricted Cash held in accounts outside the United States of America.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.13.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or any instrumentality) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election , as applicable,~~ and ~~its~~the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b~~) or clause (c~~) of Section 2.13.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in Euro ~~or in the case of an Other Benchmark Rate Election~~, “Benchmark Replacement” shall mean the alternative set forth in (~~3~~2 ) below:

(1) in the case of any Loan denominated in US Dollars, ~~the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2) in the case of any Loan denominated in US Dollars, the sum of: (a)~~Adjusted Daily Simple SOFR; and ~~(b) the related Benchmark Replacement Adjustment;~~

~~(3~~

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States of America and (b) the related Benchmark Replacement Adjustment~~;~~

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the~~

~~alternate benchmark rate selected by the Administrative Agent and the Company shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other US Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above)~~.

If the Benchmark Replacement as determined pursuant to clause (1~~), (2~~) or (~~3~~2 ) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement”, the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement”,~~ , the spread adjustment, or method for calculating or determining such spread adjustment~~,~~ (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time~~;~~

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in US Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion, in consultation with the Company, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Company, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~

~~(3) in the case of a Term SOFR Transition Event, the date that is 30 days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 2.13(c); or~~

~~(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders~~.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bookrunners” means JPMCB, BofA Securities, Inc., Citizens Bank, N.A. and HSBC Securities (USA) Inc. in their capacities as the joint bookrunners for the credit facility established hereunder.

“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of ~~LIBOR~~Term SOFR Loans and EURIBOR Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, $5,000,000 and (b) in the case of a Borrowing denominated in Euro, €5,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, $1,000,000 and (b) in the case of a Borrowing denominated in Euro, €1,000,000.

“Borrowing Request” means a request by the Company for a Borrowing in accordance with Section 2.03.

“British Pounds Sterling” means the lawful currency of the United Kingdom.

“Business Day” means any day ~~that is not~~(other than a Saturday~~,~~ or a Sunday ~~or other day~~) on which ~~commercial~~ banks are open for business in New York City ~~are authorized or required by law to remain closed~~; provided, that (a) when used in connection with a ~~LIBOR~~Term SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, the term “Business Day” shall also exclude any day ~~on which banks are not open for dealings in deposits in US Dollars in the London interbank market~~that is not a U.S. Government Securities Business Day, (b) when used in connection with a EURIBOR Loan and in relation to the calculation or computation of EURIBOR, the term “Business Day” shall also exclude any day ~~on which the~~that is not a TARGET ~~payment system is not open for the settlement of payments in Euro~~Day and (c) when used in connection with a Letter of Credit denominated in US Dollars or a Designated Foreign Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in US Dollars or the applicable Designated Foreign Currency in the principal financial center in the applicable country of such currency.

~~“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.~~

“Central Bank Rate” means, for any Loan denominated in Euro, (A) the greater of (i) one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (ii) zero; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month (or, in the event the EURIBOR Screen Rate for deposits in Euros is not available for such maturity of one month, shall be based on the EURIBOR Interpolated Rate as of such time); provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“CFC” means (a) any Person that is a “controlled foreign corporation” (within the meaning of Section 957), but only if a “United States person” (within the meaning of Section 7701(a)(30)) that is an Affiliate of a Loan Party is, with respect to such Person, a “United States shareholder” (within the meaning of Section 951(b)) described in Section 951(a)(1); and (b) each Subsidiary of any Person described in clause (a). For purposes of this definition, all Section references are to the Code.

“CFC Holdco” means a Subsidiary that has no material assets other than equity interests in one or more CFCs.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank or by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules guidelines or directives concerning capital adequacy and liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, whether enacted, adopted, promulgated or issued before or after the date of this Agreement.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date hereof or (ii) nominated, appointed or approved prior to their election, by the board of directors of the Company.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Revolving Loans or loans of any new Class established pursuant to Section 2.09 and (b) any Commitment, refers to whether such Commitment is a Term Commitment, a Revolving Commitment or a commitment of any new Class established pursuant to Section 2.09.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986.

“Commitment” means a Term Commitment or a Revolving Commitment.

“Communications” has the meaning assigned to such term in Section 8.03(c).

“Company” has the meaning assigned to such term in the heading of this Agreement.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated October, 2017, distributed to the Lenders, together with the appendices thereto.

“Consolidated Debt” means all Debt of the Company and the Subsidiaries, determined on a consolidated basis.

“Consolidated EBITDA” means, for any period, the consolidated net income (loss) of the Company and the Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) Consolidated Interest Expense, (b) consolidated income tax expense, (c) depreciation and amortization expense, (d) stock-based employee compensation expense related to any grant of stock options or restricted stock to the extent deducted from such consolidated net income for such period pursuant to Financial Accounting Standards Board Accounting Standards Codification No. 718 (Compensation – Stock Compensation) and (e) extraordinary or non-recurring non-cash expenses or losses, minus, to the extent added in computing such consolidated net income for such period, extraordinary gains, all determined on a consolidated basis.

“Consolidated Interest Expense” means, for any period, the interest expense of the Company and the consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding deferred financing fees.

“Consolidated Net Tangible Assets” means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries (and which shall reflect the deduction of applicable reserves) after deducting therefrom all current liabilities of the Company and the consolidated Subsidiaries and all Intangible Assets.

“Consolidated Total Assets” means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.19.

“Credit Party” means the Administrative Agent, the Issuing Banks and each other Lender.

“Daily Simple SOFR” means, for any day~~, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion in consultation with~~ (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Debt” means, with respect to any Person and without duplication, all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, all accrued or contingent obligations in respect of letters of credit, all capitalized lease obligations, all indebtedness of others secured by assets of the Company or a Subsidiary, all guarantees of Debt of others (but excluding guarantees issued for customer advance payments) and all obligations under Hedging Agreements. For the avoidance of doubt, “Debt” shall not include (a) pension liabilities under any employee pension benefit plan, (b) tender bid bonds, customer performance guarantees and similar suretyship obligations issued in the ordinary course of business that are not letters of credit and which, in each case, do not constitute a guarantee of any Debt of others and (c) earnouts and other acquisition consideration that (i) individually or in the aggregate, does not exceed 50% of Consolidated EBITDA for the most recently ended four fiscal quarter period and (ii) is not past due by more than 90 days.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, examinership, court protection, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or any other jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, (d) has (i) become the subject of a Bankruptcy Event or a Bail-In Action, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (e) has a direct or indirect parent company that has (i) become the subject of a Bankruptcy Event or a Bail-In Action, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that (A) a Revolving Lender shall not be a Defaulting Lender under clause (e) above unless (1) such Lender shall have been requested, and shall have failed for five Business Days after such request, to provide cash collateral or make other arrangements satisfactory to the Company, the Administrative Agent or the Issuing Banks to ensure the performance of its obligations hereunder and (2) any one or more of the Company, the Administrative Agent or any Issuing Bank shall have notified the others and such Lender that such Lender is a Defaulting Lender and (B) a Revolving Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Revolving Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Foreign Currency” means Euro, British Pounds Sterling, Japanese Yen or any other currency (other than US Dollars) approved in writing by each Issuing Bank and the Administrative Agent, so long as such other currency is freely traded and convertible into US Dollars in the London or other offshore interbank market for such currency and a US Dollar Equivalent thereof can be calculated.

“Documentation Agents” means DNB Bank ASA, New York Branch, The Huntington National Bank, KeyBank National Association, MUFG Bank, LTD., PNC Bank, National Association, TD Bank, N.A., Truist Bank and U.S. Bank National Association, in their capacities as the documentation agents with respect to the credit facility established hereto.

“Domestic Subsidiary” means any Subsidiary that is incorporated under the laws of the United States or its territories or possessions.

~~“Early Opt-in Election” means, if the then current Benchmark with respect to US Dollars is the LIBO Rate, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding US Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Administrative Agent and the Company to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means (a) any member state of the European Union, (b) Iceland, (c) Liechtenstein and (d) Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Laws” means all federal, state, local and foreign laws, rules and regulations relating to the release, emission, disposal, storage and related handling of waste materials, pollutants and hazardous substances.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) any failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Company or any member of an ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Company or any member of the ERISA Group from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Company or any member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (g) the receipt by the Company or any member of the ERISA Group of any notice, or the receipt by any Multiemployer Plan from the Company or any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA or (h) the occurrence of a “prohibited transaction” with respect to which the Company or any member of the ERISA Group is a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code) or a “party in interest” (within the meaning of Section 406 of ERISA) with respect to which the Company or any such member of the ERISA Group could otherwise be liable.

“ERISA Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBOR Rate.

“EURIBOR Interpolated Rate” means, at any time, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than zero such rate shall be deemed to be zero for the purposes of this Agreement.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. If the EURIBOR Screen Rate shall be less than zero, the EURIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of any Designated Foreign Currency, the rate at which such Designated Foreign Currency may be exchanged into US Dollars on such day determined by using the rate of exchange for the purchase of US Dollars with such Designated Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of US Dollars with the Designated Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in US Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its discretion).

“Excluded Subsidiary” means at any time (a) any Foreign Subsidiary, (b) any subsidiary of a Foreign Subsidiary, (c) any Domestic Subsidiary that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of equity interests in one or more Foreign Subsidiaries, (d) any Subsidiary that is prohibited or restricted by applicable law from providing a guarantee of the Obligations or if such guarantee would require governmental (including regulatory) consent, approval, license or authorization, (e) any special purpose securitization vehicle (or similar entity), (f) any Subsidiary that is a not-for profit organization, (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Company), the cost or other consequences (including any adverse tax consequences) of providing the Subsidiary Guarantee Agreement shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (h) any Subsidiary, including other Subsidiaries acquired or organized after the Restatement Effective Date that, together with their own subsidiaries on a combined consolidated basis, shall not, individually or in the aggregate for all such Subsidiaries under this clause (h), have accounted for more than 5% of Consolidated Total Assets or more than 5% of the consolidated total revenues of the Company and the Subsidiaries at the end of, or for the period of four fiscal quarters ended with, the most recent fiscal quarter of the Company for which financial statements shall have been delivered pursuant to Section 5.06(a) or (b) (or, prior to the delivery of any such financial statements, at the end of or for the period of four fiscal quarters ended June 30, 2021), and (i) any CFC Holdco.

“Excluded Taxes” means, with respect to any Lender or Issuing Bank, (a) income taxes imposed on (or measured by) its net income and franchise taxes imposed in lieu of net income taxes, in each case imposed by the United States of America (or any political subdivision thereof), or by the jurisdiction (or any political subdivision thereof) under which such recipient is organized or in which its principal office or any lending office from which it makes Loans or issues Letters of Credit hereunder is located, or by reason of any present or former connection between such Lender or Issuing Bank, as the case may be, and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender or Issuing Bank, as the case may be, having executed, delivered, become a party to or performed its obligations or received a payment under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document), (b) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (d) any withholding tax that is attributable to such Lender’s failure to timely comply with Section 2.16(f) or (e) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement dated as of November 30, 2017, among the Company, the lenders from time to time party thereto and JPMCB, as administrative agent, as in effect immediately prior to the Restatement Effective Date.

“Existing Letters of Credit” means the outstanding letters of credit set forth on Schedule 2.04.

“Exposure” means, with respect to any Lender, such Lender’s Term Loan Exposure and Revolving Exposure.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.21(a).

“Extending Lender” has the meaning assigned to such term in Section 2.21(b)(ii).

“Extension Request” means a written request from the Company to the Administrative Agent requesting an extension of the applicable Maturity Date pursuant to Section 2.21.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any applicable intergovernmental agreements between a non-U.S. jurisdiction and the United States with respect thereto and any law, regulation, or other official guidance enacted in a non-U.S. jurisdiction relating to such an intergovernmental agreement, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

~~“FCA” has the meaning assigned to such term in Section 1.05.~~

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“First Amendment” means the Amendment and Incremental Commitment Agreement dated as of March 3, 2023, among the Company, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning assigned to the term “Amendment Effective Date” in the First Amendment.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Restatement Effective Date, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~LIBO~~Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR or the EURIBOR Rate, as applicable. The initial floor for each of the Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR and the EURIBOR Rate shall be 0.00%.

“Foreign Subsidiary” means any Subsidiary that is not incorporated under the laws of the United States or its territories or possessions.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee Requirement” means, at any time, that the Subsidiary Guarantee Agreement (or a supplement referred to in Section 16 thereof) shall have been executed by each Subsidiary (other than any Excluded Subsidiary) existing at such time, shall have been delivered to the Administrative Agent and shall be in full force and effect; provided, however, that (a) in the case of a Subsidiary that becomes subject to the Guarantee Requirement after the Restatement Effective Date, the Guarantee Requirement shall be satisfied with respect to such Subsidiary if a supplement to the Subsidiary Guarantee Agreement is executed by such Subsidiary, delivered to the Administrative Agent and in full force and effect no later than (i) 30 days after the date on which such Subsidiary becomes subject to the Guarantee Requirement or (ii) such other date as the Administrative Agent may reasonably determine, but in any case no later than 60 days after the date on which such Subsidiary becomes subject to the Guarantee Requirement and (b) a Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guarantee Agreement (including any supplement referred to in Section 16 thereof) and no longer be subject to the Guarantee Requirement in the event that the Company delivers a written notice to the Administrative Agent certifying that such Subsidiary Guarantor is an Excluded Subsidiary.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement. The “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Impacted EURIBOR Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBOR Rate.”

~~“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”~~

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.

“Incremental Commitment Agreement” means an incremental commitment agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.09.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Commitment Agreement and Section 2.09, to make Revolving Loans pursuant to Section 2.01(b) and acquire participations in Letters of Credit pursuant to Section 2.04(d), expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure under such Incremental Commitment Agreement.

“Incremental Revolving Commitment Effective Date” has the meaning assigned to such term in Section 2.09(c).

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Commitment Agreement and Section 2.09, to make Incremental Term Loans, expressed as an amount representing the maximum aggregate amount of Incremental Term Loans to be made by such Lender.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Company pursuant to Section 2.09.

“Indemnified Taxes” means Taxes other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(c).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Loans” has the meaning assigned to such term in Section 2.09(c).

“Intangible Assets” means all assets of the Company and the consolidated Subsidiaries that would be treated as intangibles in conformity with GAAP on a consolidated balance sheet of the Company and the consolidated Subsidiaries.

“Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the applicable Maturity Date (b) with respect to any ~~LIBOR~~Term SOFR Loan or EURIBOR Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~LIBOR~~Term SOFR Borrowing or EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date.

“Interest Period” means, with respect to any ~~LIBOR~~Term SOFR Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (~~or, if available from~~in each case, subject to the availability for the Benchmark applicable ~~Lender, 12 months thereafter~~to the relevant Loan or Commitment for any Agreed Currency), as the Company may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.13(f) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Issuing Bank” means each of JPMCB, Bank of America, N.A., HSBC Bank, USA, National Association and Citizens Bank, N.A., and any other Lenders (or any Affiliates of Lenders) that shall have become Issuing Banks hereunder as provided in Section 2.04(i) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.04(i)), each in its capacity as the issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Japanese Yen” means the lawful currency of Japan.

“JPMCB” means JPMorgan Chase Bank, N.A. and its successors.

“Judgment Currency” has the meaning assigned to such term in Section 9.13(b).

“LC Commitment” means (a) in the case of each Issuing Bank that is a party hereto in such capacity as of the Restatement Effective Date, US$12,500,000 and (b) in the case of any other Issuing Bank, such amount as such Issuing Bank and the Company may agree.

“LC Disbursement” means a payment made by an Issuing Bank in respect of a Letter of Credit.

“LC Exposure” means at any time the sum of (a) the aggregate US Dollar Equivalents of the undrawn amounts of all outstanding Letters of Credit at such time and (b) the aggregate US Dollar Equivalents of the amounts of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company or the applicable Subsidiary at such time. The LC Exposure of any Revolving Lender at any time shall be such Revolving Lender’s Applicable Percentage of the aggregate LC Exposure.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or as provided in Section 2.09, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means an Existing Letter of Credit and any letter of credit issued pursuant to this Agreement on behalf of Lenders holding Revolving Commitments.

“Leverage Ratio” means, at any time, the ratio of (a) Consolidated Debt at such time minus the lesser of (i) Available Domestic Cash at such time and (ii) $150,000,000 to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Company ended at or prior to such time; provided, that in the event any Material Acquisition shall have been completed during such period of four consecutive fiscal quarters, the Leverage Ratio shall be computed giving pro forma effect to such Material Acquisition (and to any related incurrence or repayment of Debt) as if it had been completed at the beginning of such period.

“Leverage Ratio Increase Election” has the meaning assigned to such term in Section 6.07.

“Leverage Ratio Increase Period” has the meaning assigned to such term in Section 6.07.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

~~“LIBO Interpolated Rate” means, at any time, with respect to any Term Benchmark Borrowing denominated in US Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~

~~“LIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in US Dollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) then the LIBO Rate shall be the LIBO Interpolated Rate.~~

~~“LIBO Screen Rate” means, for any day and time, with respect to any Term Benchmark Borrowing denominated in US Dollars and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for US Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~

~~“LIBOR” has the meaning assigned to such term in Section 1.05.~~

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Loan Documents” means this Agreement, the Restatement Agreement, the Subsidiary Guarantee Agreement, each Incremental Commitment Agreement, each promissory note delivered pursuant to this Agreement, each Loan Modification Agreement and each Extension Request.

“Loan Modification Agreement” means a Loan Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.20.

“Loan Modification Offer” has the meaning assigned to such term in Section 2.20(a).

“Loan Parties” means the Company and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Company pursuant to this Agreement.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time, and (b) with respect to a Loan or Borrowing denominated in Euro or any other Designated Foreign Currency, London time.

“Margin Stock” has the meaning assigned to such term in Regulation U issued by the Board.

“Material Acquisition” means (a) the acquisition by the Company or a Subsidiary of assets of or an interest in another Person or (b) the merger or consolidation of the Company with another corporation; provided that, in each case, the aggregate consideration therefor involves cash in the amount of $400,000,000 or more.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole or (b) a material adverse effect on the validity or enforceability of any one or more provisions of any of the Loan Documents that, taken as a whole, are material.

“Material Debt” means Consolidated Debt in an aggregate principal amount of $30,000,000 or more.

“Material Subsidiary” means each Subsidiary of the Company, other than Subsidiaries designated by the Company from time to time that in the aggregate do not account for more than 15% of the consolidated revenues of the Company and its Subsidiaries for the period of four fiscal quarters most recently ended or more than 15% of the consolidated assets of the Company and its Subsidiaries at the end of such period.

“Maturity Date” means the Term Loan Maturity Date or the Revolving Maturity Date, as the context requires.

“MNPI” means material information concerning the Company and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act of 1933 and the Securities Exchange Act of 1934.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Non-~~Extending~~ extending Lender” has the meaning assigned to such term in Section 2.21(a).

“Non-US Lender” means a Lender that is not a US Person.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it in a manner consistent with prevailing market practice for syndicated loans; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Company, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Company under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement and the other Loan Documents.

~~“Other Benchmark Rate Election” means, with respect to any Loan denominated in US Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~

~~(a) a request by the Company to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Company, US Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~

~~(b) the Administrative Agent, in its sole discretion, and the Company jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.~~

“Other Taxes” means any and all present or future recording, stamp, documentary, intangible, recording, filing or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except such taxes, charges or levies incurred by reason of a voluntary sale or assignment (other than an assignment made pursuant to Section 2.18(b)) of an interest in a Loan Document not effected following the occurrence and during the continuance of an Event of Default.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Term Benchmark borrowings~~eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning assigned to such term in Section 9.04(e).

“Participant Register” has the meaning assigned to such term in Section 9.04(e).

“Payment” has the meaning assigned to it in Section 8.06(c).

“Payment Notice” has the meaning assigned to it in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.20, providing for an extension of a Maturity Date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) an adjustment to the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders and/or (b) an adjustment to the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any member of its ERISA Group is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

~~“Platform” has the meaning assigned to such term in Section 9.17(b).~~

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

~~“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.~~

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

~~“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.~~

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.19.

“Rating” means a rating of Index Debt by any Rating Agency, as announced in a public release by such Rating Agency.

“Rating Agency” means each of S&P and Moody’s.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is ~~LIBO~~Term SOFR Rate, ~~11:00~~5:00 a.m. (~~London~~Chicago time) on the day that is two ~~London banking days~~U.S. Government Securities Business Days preceding the date of such setting ~~or~~, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting or (3) if such Benchmark is neither the Term SOFR Rate nor the EURIBOR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(c).

“Reimbursement Obligation” has the meaning assigned to such term in Section 9.02(b).

“Related Fund” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, members, partners, trustees, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

~~“Relevant Interbank Market” means (a) with respect to US Dollars, the London interbank market and (b) with respect to Euro, the European interbank market.~~

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in US Dollars, the ~~LIBO~~Term SOFR Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Rate, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in US Dollars, the ~~LIBO Screen~~Term SOFR Reference Rate, or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, as applicable, as applicable.

“Replacement Lender” has the meaning assigned to such term in Section 2.21(c).

“Required Lenders” means, at any time, Lenders having aggregate Term Loans, Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Term Loans, Revolving Exposures and unused Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response Date” has the meaning assigned to such term in Section 2.21(a).

“Responsible Officer” of any Person, means the chief executive officer, the chief financial officer, the principal accounting officer, the treasurer or the controller of such Person, and any other officer of such Person with responsibility for the administration of the obligations of such Person under this Agreement.

“Restatement Agreement” means the Amendment and Restatement Agreement dated as of September 17, 2021, among the Company, the Lenders party thereto and the Administrative Agent.

“Restatement Effective Date” has the meaning set forth in the Restatement Agreement.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revaluation Date” means (a) with respect to any Loan denominated in Euros, each of the following: (i) the date of the Borrowing of such Loan and (ii) each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit denominated in a Designated Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine.

“Revolving Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans pursuant to Section 2.01(b) and acquire participations in Letters of Credit pursuant to Section 2.04(d), expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased pursuant to Section 2.09 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Revolving Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Commitment Agreement pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Revolving Commitments ~~on~~as of the ~~date hereof is $1,800,000,000~~First Amendment Effective Date is $2,000,000,000.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum at such time, without duplication, of (a) such Revolving Lender’s Applicable Percentage of the sum of the US Dollar Equivalents of the principal amounts of the outstanding Revolving Loans and (b) the aggregate amount of such Revolving Lender’s LC Exposure.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.

“Revolving Loan” means a Loan made by a Lender pursuant to Section 2.01(b). Each Revolving Loan shall be shall be denominated in US Dollars or Euro and shall be a ~~LIBOR~~Term SOFR Loan, a EURIBOR Loan or an ABR Loan.

“Revolving Maturity Date” means, with respect to any Revolving Lender, the later of (a) September 17, 2026 and (b) if the maturity date is extended for such Revolving Lender pursuant to Section 2.21, such extended maturity date as determined pursuant to such Section 2.21; provided, however, in each case, if such date is not a Business Day, the Revolving Maturity Date shall be the next preceding Business Day.

“S&P” means ~~Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC~~S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating business.

“Sale and Leaseback Transaction” means any arrangement whereby the Company or a Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of Sanctions that are applicable to transactions with such country or Persons operating, organized or resident therein generally, and not merely to transactions with specifically designated Persons or industries therein (at the ~~date~~time of this Agreement, ~~Crimea~~the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union or ~~Her~~His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized, located or resident in a Sanctioned Country, (c) any Person known to the Company to be controlled by any Person or Persons described in the foregoing clauses (a) and (b) or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the European Union or ~~Her~~His Majesty’s Treasury of the United Kingdom.

“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

~~“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time and (b) with respect to the EURIBOR Rate, 11:00 a.m., Frankfurt time.~~

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject~~,~~ for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board ~~of Governors of the Federal Reserve System of the United States of America~~). Such reserve percentages include, but are not limited to, those imposed pursuant to such Regulation D. ~~LIBOR~~Term Benchmark Loans bearing interest at the Adjusted EURIBOR Rate shall be deemed to constitute ~~LIBOR~~eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsequent Borrowings” has the meaning assigned to such term in Section 2.09(c).

“subsidiary” means, with respect to any Person, any entity with respect to which such Person alone owns, such Person or one or more of its subsidiaries together own, or such Person and any Person Controlling such Person together own, in each case directly or indirectly, capital stock or other equity interests having ordinary voting power to elect a majority of the members of the board of directors of such corporation or other entity or having a majority interest in the capital or profits of such corporation or other entity.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantee Agreement” means a Subsidiary Guarantee Agreement substantially in the form of Exhibit B, and all supplements thereto made by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

“Subsidiary Guarantors” means each Person listed on Schedule 1.01 and each other Person that becomes party to a Subsidiary Guarantee Agreement as a Subsidiary Guarantor, and the permitted successors and assigns of each such Person; provided, however, that a Subsidiary Guarantor shall cease to be a Subsidiary Guarantor in the event such Person is released from its obligations under the Subsidiary Guarantee Agreement (including any supplement referred to in Section 16 thereof) as provided in clause (b) of the proviso of the definition of “Guarantee Requirement” or as provided in Section 6 of the Subsidiary Guarantee Agreement.

“Supported QFC” has the meaning assigned to such term in Section 9.19.

“Syndication Agents” means JPMCB, Bank of America, N.A., HSBC Bank USA, National Association and Citizens Bank, N.A., in their capacities as the syndication agents with respect to the credit facility established hereby.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), valued added taxes or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate or the Adjusted EURIBOR Rate.

“Term Borrowing” means a Borrowing comprised of Term Loans.

“Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans pursuant to Section 2.01(a), as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Term Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Term Lender shall have assumed its Term Commitment, as applicable. The aggregate amount of the Term Commitments on the date hereof is $0.00.

“Term Lender” means a Lender with a Term Commitment.

“Term Loan” means a Loan made by a Term Lender pursuant to Section 2.01(a).

“Term Loan Exposure” means, with respect to any Term Lender at any time, the principal amount of such Lender’s outstanding Term Loans.

“Term Loan Maturity Date” means, with respect to any Term Lender, the later of (a) September 17, 2026 and (b) if the maturity date is extended for such Term Lender pursuant to Section 2.21, such extended maturity date as determined pursuant to such Section 2.21; provided, however, in each case, if such date is not a Business Day, the Term Loan Maturity Date shall be the next preceding Business Day.

“Term SOFR” ~~means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.13 that is not Term SOFR~~, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans, the issuance of Letters of Credit hereunder and the use of the proceeds of such Loans and such Letters of Credit.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate, the EURIBOR Rate or the Alternate Base Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the ~~FCA~~Financial Conduct Authority Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Liabilities” means, (a) in the case of a single-employer Plan which is covered by Title IV of ERISA, the amount, if any, by which the present value of all accumulated benefit obligations accrued to the date of determination under such Plan exceeds the fair market value of all assets of such Plan allocable to such benefits as of such date calculated in accordance with GAAP and based on the assumptions used for financial reporting purposes under applicable accounting and reporting standards and (b) in the case of a Multiemployer Plan, the Withdrawal Liability of the Company and the Subsidiaries calculated as set forth in Title IV of ERISA.

“Unrestricted Cash” means, as of any date, unrestricted cash and cash equivalents owned by the Company and the Subsidiaries that are not, and are not presently required under the terms of any agreement or other arrangement binding on the Company or any Subsidiary on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of the Company or any Subsidiary or (b) otherwise segregated from the general assets of the Company and the Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Company or any Subsidiary. It is agreed that cash and cash equivalents held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by the Company or a Subsidiary will not be excluded from Unrestricted Cash by reason of setoff rights or other Liens created by law or by applicable account agreements in favor of the depositary institutions or security intermediaries.

“USA PATRIOT Act” means the USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177 (signed into law March 9, 2009).

“US Corporation” means a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any Designated Foreign Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.08 using the Exchange Rate with respect to such Designated Foreign Currency at the time in effect under the provisions of such Section.

“US Dollars” or “$” means the lawful money of the United States of America.

“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~LIBOR~~Term SOFR Loan”) or by Class and Type (e.g., a “~~LIBOR~~Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “~~LIBOR~~Term SOFR Borrowing”) or by Class and Type (e.g., a “~~LIBOR~~Term SOFR Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the parties hereto shall negotiate in good faith to amend this Agreement to eliminate the effect of such change on the operation of such provision and until such provision shall have been amended or such notice withdrawn, such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to (x) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Debt at “fair value”, as defined therein, or (y) any other accounting principle that results in any Debt being reflected on a balance sheet at an amount less than the stated principal amount thereof (or, in the case of Debt issued at a discount (other than an underwriting discount) to stated principal amount, the issue price thereof plus accreted discount), (B) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof, and (C) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.

SECTION 1.05. Interest Rates; ~~LIBOR~~ Benchmark Notification. The interest rate on a Loan denominated in US Dollars or Euros may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings and the 1-week and 2-month US Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month US Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month US Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~ Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Sections~~Section 2.13(b) ~~and 2.13(c) provide~~provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Company, pursuant to Section 2.13(e), of any change to the reference rate upon which the interest rate on Term Benchmark Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the LIBOR or other rates in the definition of “LIBO Rate” (or “EURIBOR Rate”, as applicable)~~any interest rate used in this Agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to ~~Sections~~ Section 2.13(b) ~~or 2.13(c)(ii), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate (or the EURIBOR Rate, as applicable)~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered rate (or the euro interbank offered rate)~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this

Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the US Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the US Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

SECTION 1.08. Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the US Dollar Equivalent amounts of Term Benchmark Borrowings denominated in Euros or Letter of Credit extensions denominated in Designated Foreign Currencies. Such US Dollar Equivalent shall become effective as of such Revaluation Date and shall be the US Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Designated Foreign Currency for purposes of the Loan Documents shall be such US Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Bank, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Designated Foreign Currency, such amount shall be the US Dollar Equivalent of such amount (rounded to the nearest unit of such Designated Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Term Lender agrees to make a Term Loan to the Company in US Dollars on the Restatement Effective Date in a principal amount equal to its Term Commitment. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

(b) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Company from time to time during the Revolving Availability Period in US Dollars or Euro in an aggregate principal amount at any time outstanding that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (i) the Revolving Exposure of any Lender exceeding its Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the aggregate amount of the Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Term Loan shall be made as part of a Borrowing consisting of Term Loans of the same Type made by the Term Lenders ratably in accordance with their respective Term Commitments. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereunder.

(b) Subject to Section 2.13, (i) each Term Borrowing shall be comprised entirely of ~~LIBOR~~Term SOFR Loans or ABR Loans as the Company may request in accordance herewith and (ii) each Revolving Borrowing shall be comprised entirely of (A) in the case of Loans denominated in US Dollars, ~~LIBOR~~Term SOFR Loans or ABR Loans as the Company may request in accordance herewith, and (B) in the case of Loans denominated in Euro, EURIBOR Loans. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; provided that an ABR Revolving Borrowing may be made in an aggregate amount that is equal to the aggregate available Revolving Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ~~12 LIBOR~~10 Term SOFR and EURIBOR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

SECTION 2.03. Notice of Borrowings. To request a Borrowing, the Company shall notify the Administrative Agent of such request in writing, by facsimile or other electronic communication, or, except in the case of a Borrowing denominated in Euro, by telephone (a) in the case of a ~~LIBOR~~Term SOFR Borrowing ~~or~~, not later than 11:00 a.m., Local Time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a EURIBOR Borrowing, not later than ~~12:00 noon, Local Time~~11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing and (~~b~~c ) in the case of an ABR Borrowing, not later than 1:00 p.m., Local Time, on the Business Day of the proposed Borrowing. Each such Borrowing Request shall be irrevocable, and, in the case of a telephonic request, shall be confirmed promptly by hand delivery, facsimile or other electronic communication to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Term Borrowing or Revolving Borrowing;

(ii) the currency and aggregate principal amount of the requested Borrowing;

(iii) the date of the requested Borrowing, which shall be a Business Day;

(iv) the Type of the requested Borrowing;

(v) in the case of a ~~LIBOR~~Term SOFR Borrowing or EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Company’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no currency is specified with respect to any requested Revolving Borrowing, then the Company shall be deemed to have selected US Dollars. If no election as to the Type of a Borrowing denominated in US Dollars is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~LIBOR~~Term SOFR Borrowing or EURIBOR Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of the Loan to be made by such Lender as part of the requested Borrowing.

SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance (or the amendment, renewal or extension) of Letters of Credit denominated in US Dollars or any Designated Foreign Currency, in any case in a form and on terms reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between this Agreement and any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. A Letter of Credit issued by an Issuing Bank will only be of a type approved for issuance hereunder by such Issuing Bank. The Existing Letters of Credit will, for all purposes of this Agreement, be deemed to have been issued hereunder on the Restatement Effective Date and will, for all purposes of this Agreement, constitute Letters of Credit.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall deliver by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to an Issuing Bank and the Administrative Agent (at least four Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $50,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank will not exceed the LC Commitment of such Issuing Bank, (iii) the Revolving Exposure of any Lender will not exceed its Revolving Commitment and (iv) the Aggregate Revolving Exposure will not exceed the aggregate amount of the Revolving Commitments. Notwithstanding anything to the contrary herein, there shall not at any time be more than a total of 20 Letters of Credit outstanding.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided, that any Letter of Credit with a one-year tenor may provide for renewal thereof under procedures satisfactory to the applicable Issuing Bank for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, in US Dollars such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section or of any reimbursement payment required to be refunded to the Company for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, the reduction or termination of the Revolving Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Company deemed made pursuant to Section 2.04(b) or 4.02.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Issuing Bank in the currency of such LC Disbursement an amount equal to such LC Disbursement, not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 1:00 p.m., New York City time, on (A) the Business Day that the Company receives such notice, if such notice is received prior to 11:00 a.m., New York City time, on the day of receipt or (B) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt. If the Company fails to make such payment when due then, upon notice from the Issuing Bank to the Company and the Administrative Agent, (i) if the applicable Letter of Credit is denominated in a Designated Foreign Currency, the Company’s obligation to reimburse such LC Disbursement shall be converted into an obligation in US Dollars in such amount as the Administrative Agent shall determine would be required, based on current exchange rates, to enable it to purchase an amount of such Designated Foreign Currency equal to the amount of such LC Disbursement and (ii) the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Revolving Lender’s Applicable Percentage, thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent in US Dollars its Applicable Percentage of the payment then due from the Company in the same manner as provided in Section 2.05 with respect to Loans made by such Revolving Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Company’s obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the applicable Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders or any Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final and non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by facsimile or other electronic communication) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at (i) in the case of an LC Disbursement denominated in US Dollars (including any LC Disbursement denominated in any Designated Foreign Currency that has been converted into an obligation in US Dollars as provided in paragraph (e) of this Section), the rate per annum then applicable to ABR Revolving Loans and (ii) in the case of an LC Disbursement denominated in any Designated Foreign Currency prior to such conversion into an obligation in US Dollars, the rate determined by the Issuing Bank to represent its cost of funds plus the Applicable Rate at the time in effect for ~~LIBOR~~Term SOFR Borrowings or EURIBOR Borrowings; provided that, at all times after the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Company reimburses the applicable LC Disbursement in full.

(i) Replacement of Issuing Banks. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor and any previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If the Revolving Commitments shall be terminated, then on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand presentment, protest or other notice of any kind, all of which are expressly waived by the Company, upon the occurrence of any Event of Default with respect to the Company described in clause (g) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure) be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to it within three Business Days after all Events of Default have been cured or waived.

(k) Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the face amounts and currencies of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the aggregate amount thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the aggregate amount of the Letters of Credit issued by it without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank pays any draft drawn under a Letter of Credit, the amount paid by it, (iii) on any Business Day on which the Company fails to reimburse any LC Disbursement owed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (iv) on any Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 11:00 a.m., Local Time (or, in the case of an ABR Loan, such later time as shall be at least two hours after the applicable Borrowing Request shall have been delivered), to the account most recently designated by the Administrative Agent for such purpose for Loans of such Class and currency by notice to the applicable Lenders. The Administrative Agent will make such Loans available to the Company by promptly crediting the amounts so received, in like funds, to an account of the Company (i) in New York City or Boston, in the case of Loans denominated in US Dollars and (ii) in London, in the case of Loans denominated in Euro; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount or (ii) in the case of the Company, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Administrative Agent shall return to the Company any amount (including interest) paid by the Company to the Administrative Agent pursuant to this paragraph.

SECTION 2.06. Repayment of Borrowings; Evidence of Debt. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the accounts of the applicable Lenders the then unpaid principal amount of each Revolving Borrowing and Term Loan of the Company on the applicable Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the accounts of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it to the Company be evidenced by a promissory note, substantially in the form of Exhibit D hereto. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~LIBOR~~Term SOFR Borrowing or EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~LIBOR~~Term SOFR Borrowing or EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement; provided that, for the avoidance of doubt, the Company may not convert a Borrowing denominated in US Dollars to a Borrowing denominated in Euro, or a Borrowing denominated in Euro to a Borrowing denominated in US Dollars. The Company may elect different options with respect to different portions of an affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Revolving Borrowing.

(b) To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election in writing, by facsimile or other electronic communication, or, except in the case of an election relating to a Borrowing denominated in Euro, by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, in the case of a telephonic request, shall be confirmed promptly by hand delivery, facsimile or other electronic communication to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Company to (i) change the currency of any Borrowing, (ii) elect an Interest Period for ~~LIBOR~~Term SOFR Loans or EURIBOR Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made or for the currency of such Borrowing.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) the Type of the resulting Borrowing; and

(iv) if the resulting Borrowing is to be a ~~LIBOR~~Term SOFR Borrowing or EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~LIBOR~~Term SOFR Borrowing or EURIBOR Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender holding a Loan to which such request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Company fails to deliver a timely Interest Election Request with respect to a ~~LIBOR~~Term SOFR Borrowing or EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall (i) in the case of a Borrowing denominated in US Dollars, be converted to an ABR Borrowing and (ii) in the case of a Revolving Borrowing denominated in Euro, become due and payable on the last day of such Interest Period.

SECTION 2.08. Termination and Reduction of Commitments. (a) The Term Commitment shall terminate upon the earlier of the borrowing of the Term Loans and 5:00 p.m., New York City time, on the Restatement Effective Date.

(b) The Company may at any time terminate, or from time to time reduce, without premium or penalty, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date of such election. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09. Incremental Commitments. (a) The Company may on one or more occasions, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that Incremental Revolving Commitments and/or Incremental Term Commitments be established, in each case in an amount not less than $25,000,000; provided that the aggregate amount of all Commitments (including Incremental Commitments) and Loans under this Agreement shall not at any time exceed $2,000,000,000. Such notice shall set forth (i) the amount of the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, being requested and (ii) the date on which such Incremental Revolving Commitments or Incremental Term Commitments, as applicable, are requested to become effective (which shall be not fewer than 10 days or more than 30 days after the date of such notice or such other date as shall be mutually agreed by the Administrative Agent and the Company). Incremental Commitments may be provided by any Lender or by one or more banks or other financial institutions identified by the Company; provided that (A) any Lender approached to provide any Incremental Revolving Commitment or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment or Incremental Term Commitment and (B) any Person that the Company proposes to become an Incremental Lender, if such Person is not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, each Issuing Bank (which approval shall not be unreasonably withheld). The Company and each Incremental Lender shall execute and deliver an Incremental Commitment Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such Incremental Lender and/or its status as a Lender hereunder.

(b) The terms and conditions of any Incremental Revolving Commitment and loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and the Revolving Loans and other extensions of credit made thereunder with the latest Revolving Maturity Date, and shall be treated as a single Class with such Revolving Commitments and Revolving Loans. The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Commitment Agreement, identical to those of the Term Commitments and the Term Loans; provided that (i) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the Terms Loans and (ii) no Incremental Term Loan shall mature prior to the latest Term Loan Maturity Date. Any Incremental Term Commitments established pursuant to an Incremental Commitment Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement.

(c) On the effective date of any Incremental Revolving Commitments (the “Incremental Revolving Commitment Effective Date”), (i) the aggregate principal amount of the Revolving Loans outstanding (the “Initial Loans”) immediately prior to giving effect to such Incremental Revolving Commitment Effective Date shall be deemed to be paid, (ii) each Incremental Revolving Lender that shall have been a Revolving Lender prior to the Incremental Revolving Commitment Effective Date shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the Incremental Revolving Commitments), multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the Incremental Revolving Commitments), multiplied by (2) the amount of the Initial Loans, (iii) each Incremental Revolving Lender that shall not have been a Revolving Lender prior to the Incremental Revolving

Commitment Effective Date shall pay to the Administrative Agent in same day funds an amount equal to the product of (1) such Incremental Revolving Lender’s Applicable Percentage (calculated after giving effect to the Incremental Revolving Commitments) multiplied by (2) the amount of the Subsequent Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender that is not an Incremental Revolving Lender the portion of such funds that is equal to the excess of (A) the product of (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the Incremental Revolving Commitments) multiplied by (2) the amount of the Initial Loans, over (B) the product of (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the Incremental Revolving Commitments) multiplied by (2) the amount of the Subsequent Borrowings, (v) after the effectiveness of the Incremental Revolving Commitments, the Company shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Revolving Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (calculated after giving effect to the Incremental Revolving Commitments) and (vii) the Company shall pay each Revolving Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each ~~LIBOR~~Term SOFR Loan and EURIBOR Loan shall be subject to indemnification by the Company pursuant to the provisions of Section 2.15 if the Incremental Revolving Commitment Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result. In the case of any Incremental Revolving Commitments that have become effective at a time when Loans denominated in both Euro and US Dollars shall be outstanding, the amounts payable by the Revolving Lenders pursuant to this paragraph shall be paid in Euro and US Dollars in proportion to the principal amounts of the Euro and US Dollar denominated Revolving Loans outstanding on the Incremental Revolving Commitment Effective Date.

(d) Incremental Commitments established pursuant to this Section shall become effective on the date specified in the notice delivered by the Company pursuant to the second sentence of paragraph (a) above.

(e) Notwithstanding the foregoing, no Incremental Commitments shall become effective under this Section unless, (i) on the date of effectiveness thereof, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (without giving effect to the phrase “As of the date hereof,” in Section 3.06 or 3.07(b)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer of the Company and (ii) the Administrative Agent shall have received documents consistent with those delivered under clauses (b) and (c) of Section 3 of the Restatement Agreement as to the corporate power and authority of the Company to borrow hereunder after giving effect to such Incremental Commitment. Each Incremental Commitment Agreement may, without the consent of any Lender other than the applicable Incremental Lenders, effect, by amendment or amendment and restatement, such mechanical amendments (which shall not include amendments to or waivers under Articles V, VI or VII) to this Agreement and the other Loan Documents (including provisions hereof or thereof that would otherwise require the consent of all Lenders) as may be necessary or appropriate, in the opinion of the Administrative Agent, to provide for the applicable Incremental Commitments and the loans and other extensions of credit thereunder and otherwise to give effect to the provisions of this Section, including any amendment necessary to treat the applicable Incremental Term Commitments and Incremental Term Loans as a new “Class” of commitments and loans hereunder; provided that no such Incremental Commitment Agreement shall effect any amendment or waiver referred to in Section 9.02(b)(2)(i), (ii) or (iii), or any other amendment or waiver that by the terms of this Agreement requires the consent of each Lender affected thereby (except to the extent each required consent shall have been obtained).

(f) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of and benefits accruing to, and bound by all agreements, acknowledgements and other obligations of, a Lender (or a Lender in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the aggregate Revolving Commitment shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”.

(g) Subject to the terms and conditions set forth herein and in the applicable Incremental Commitment Agreement, each Lender holding an Incremental Term Commitment shall make a loan to the Company in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Commitment Agreement.

(h) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.09(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof (including each amendment effected pursuant to an Incremental Commitment Agreement) and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto.

SECTION 2.10. Prepayment of Loans. (a) The Company shall have the right at any time and from time to time to prepay any Borrowing of the Company in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b) If the aggregate Exposures of any Class shall exceed the aggregate Commitments of such Class, then (i) on the last day of any Interest Period for any ~~LIBOR~~Term SOFR or EURIBOR Borrowing of such Class and (ii) on any other date in the event ABR Borrowings of such Class shall be outstanding, the Company shall prepay Loans of such Class in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause (i) or (ii), as applicable. If, on the last Business Day of any calendar month, the aggregate amount of the Exposures of any Class shall exceed 105% of the aggregate Commitments of such Class, then the Company shall, not later than the next Business Day, prepay one or more Borrowings of such Class in an aggregate principal amount sufficient to eliminate such excess.

(c) Prior to any prepayment of Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d) The Company shall notify the Administrative Agent in writing, by facsimile or other electronic communication, or, except in the case of a Borrowing denominated in Euro, by telephone (which must be confirmed by facsimile or other electronic communication) of any prepayment of a Borrowing hereunder (i) in the case of prepayment of a Term SOFR Borrowing, not later than 11:00 a.m., Local Time, three U.S. Government Securities Business Days before the date of such prepayment or (ii) in the case of prepayment of any other Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of such prepayment (to the extent practicable, in the case of a prepayment under paragraph (b) above). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08(c). Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) break funding payments pursuant to Section 2.15.

SECTION 2.11. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue (i)with respect to Revolving Lenders, at the Applicable Rate with respect to the facility fee (A) on the daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which the last of such Revolving Commitments terminates and (B) after the Revolving Commitments terminate, on the daily amount of such Lender’s Revolving Exposure to but excluding the date on which such Lender ceases to have any such Revolving Exposure and (ii)with respect to Term Lenders, at the Applicable Rate with respect to the facility fee on the daily amount of such Lender’s Term Loan Exposure to but excluding the date on which such Lender ceases to have any Term Loan Exposure. ~~Accrued facility~~Facility fees ~~shall be payable in arrears on~~accrued through and including the last day of March, June, September and December of each year, ~~commencing~~ shall be payable in arrears on the firstfifteenth day following such ~~date to occur after the date hereof,~~last day and on the date on which ~~all~~ the Commitments of the applicable Class shall have terminated and the Lenders shall have no further Exposures, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments of the applicable Class terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to ~~LIBOR~~Term SOFR Revolving Loans and EURIBOR Revolving Loans on the daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the actual daily amounts of the LC Exposure attributable to Letters of Credit issued by it (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued under this paragraph through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees payable under this paragraph shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for prompt distribution, in the case of facility fees and participation fees with respect to Letters of Credit, to the Lenders. Fees paid hereunder shall not be refundable.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each ~~LIBOR~~Term SOFR Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing, plus the Applicable Rate.

(c) The Loans comprising each EURIBOR Borrowing shall bear interest at the EURIBOR Rate for the Interest Period in effect for such Borrowing, plus the Applicable Rate.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) above.

(e) Accrued interest on each Loan shall be payable by the Company in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) above shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~LIBOR~~Term SOFR Loan or EURIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on LC Disbursements denominated in Sterling and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or, except in the case of LC Disbursements denominated in Sterling, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted ~~LIBO~~Term SOFR Rate or EURIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. (a) Subject to clauses (b), ~~(c),~~ (d), (e), (f) and (g) of this Section 2.13, if ~~prior to the commencement of any Interest Period for a Term Benchmark Borrowing~~:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate, the ~~LIBO~~Term SOFR Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted ~~LIBO~~Term SOFR Rate, the ~~LIBO~~Term SOFR Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall be ineffective, (B) if any Borrowing Request requests a Term Benchmark Borrowing in US Dollars, such Borrowing shall be made as an ABR Borrowing and (C) if any Borrowing Request requests a Term Benchmark Borrowing for the relevant rate above in an Agreed Currency, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if such Term Benchmark Loan is denominated in US Dollars, then on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~, such Loan shall be converted by the Administrative Agent to, and shall constitute, (x) an Adjusted Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Loan denominated in US Dollars ~~on such day~~if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or (ii) above or (ii) if such Term Benchmark Loan is denominated in Euro, then such Loan shall, on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~ bear interest at the Central Bank Rate plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate cannot be determined, any outstanding affected Term Benchmark Loans denominated in Euro shall, at the Company’s election prior to such day: (A) be prepaid by the Company on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in Euro shall be deemed to be a Term Benchmark Loan denominated in US Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in US Dollars at such time.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1~~) or (2~~) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2 ) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) [Reserved.]

(d) ~~(c)~~ Notwithstanding anything to the contrary herein or in any other Loan Document ~~and subject to the proviso below in this paragraph, with respect to a Loan denominated in US Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless~~, the Administrative Agent ~~has delivered to the Lenders and~~, in consultation with the Company ~~a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.~~

~~(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent~~, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR~~, LIBO~~ Rate or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the

Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Company will be deemed to have converted any request for a Term Benchmark Borrowing denominated in US Dollars into a request for a Borrowing of or conversion to ~~ABR Loans~~(A) an Adjusted Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing denominated in US Dollars if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing denominated in Euro shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate. Furthermore, if any Term Benchmark Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13, (i) if such Term Benchmark Loan is denominated in US Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, (x) an Adjusted Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan denominated in US Dollars ~~on such day~~if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (ii) if such Term Benchmark Loan is denominated in Euro, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate cannot be determined, any outstanding affected Term Benchmark Loans denominated in Euro shall, at the Company’s election prior to such day: (a) be prepaid by the Company on such day or (b) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in Euro shall be deemed to be a Term Benchmark Loan denominated in US Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in US Dollars at such time.

Notwithstanding anything herein or in any other Loan Document to the contrary, and to the extent administratively and operationally feasible, the Administrative Agent and the Company shall cooperate in good faith and use commercially reasonable efforts to satisfy the standards set forth in Proposed Treasury Regulations Section 1.1001-6 (or any successor Treasury Regulations or other official IRS guidance promulgated that supersedes such proposed Treasury Regulations) such that the implementation of an alternate rate of interest shall not be treated as a “modification” (and therefor an exchange) of any Loan for purposes of Treasury Regulations Section 1.1001-3, it being understood that the Administrative Agent shall not be required to take any action under this provision that would cause it or the Lenders any commercially unreasonable burden as determined in good faith by the Administrative Agent.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve to the extent reflected in the Adjusted ~~LIBO~~Term SOFR Rate) or any Issuing Bank;

(ii) (ii) subject any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans or commitments, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or Issuing Bank or ~~a Relevant Interbank Market~~the applicable offshore interbank market any other condition affecting this Agreement or ~~LIBOR~~Term SOFR or EURIBOR Loans made by such Lender or any Letter of Credit or participations therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the calculations used by such Lender or Issuing Bank to determine such amount, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay to such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 Business Days after receipt thereof. Any additional interest owed pursuant to paragraph (b) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the Company (with copies to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the Company by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment (or deemed payment pursuant to Section 2.09) of any principal of any ~~LIBOR~~Term SOFR Loan or EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~LIBOR~~Term SOFR Loan or EURIBOR Loan to a Loan of a different Type or Interest Period other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith) or (d) the assignment or deemed assignment of any ~~LIBOR~~Term SOFR Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. ~~In the case of a LIBOR Loan or EURIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, LIBO Rate or EURIBOR Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London interbank market.~~ A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

SECTION 2.16. Taxes. (a) Any and all payments by or on account of the Company hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except to the extent required by law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, the applicable Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Withholding Agent shall make such deductions or withholdings and (iii) the Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law; provided, however, that the Loan Parties shall not be required to pay any such Other Taxes (i) that are being contested in good faith by appropriate proceedings while the contest is being diligently conducted and (ii) for which adequate reserves are established in accordance with GAAP.

(c) The Company shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Company hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by such Lender to determine the amount thereof delivered to the Company by a Lender or Issuing Bank, or by the Administrative Agent, on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(f) (i) Any Lender that is from time to time entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(f)(ii)(a) through (e) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of such Company or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.16(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, any Lender shall, if it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies reasonably requested by the Company and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a US Person, IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding tax;

(B) in the case of a Non-US Lender legally eligible to claim the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-US Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-US Lender legally eligible to claim the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable and (2) a certificate substantially in the form of Exhibit E (a “US Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-US Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (a), (b), (c), (d) and (f) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a US Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, US Federal withholding Tax together with such supplementary documentation necessary to enable the Company or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under any Loan Document would be subject to US Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnifying party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.16(g) to the extent that such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.16(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Company shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder (or, if no such time is expressly required, prior to 12:00 noon, Local Time) on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account specified in Schedule 2.17 or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Company; provided that payments to be made directly to an Issuing Bank as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein (it being agreed that the Company will be deemed to have satisfied their obligations with respect to payments referred to in this proviso if they shall make such payments to the persons entitled thereto in accordance with instructions provided by the Administrative Agent; the Administrative Agent agrees to provide such instructions upon request, and the Company will not be deemed to have failed to make such a payment if it shall transfer such payment to an improper account or address as a result of the failure of the Administrative Agent to provide proper instructions). The Administrative Agent shall distribute any such payments received by it for the account of any Lender or other Person promptly following receipt thereof at the appropriate lending office or other address specified by such Lender or other Person. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except or otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of their respective Loans and participations in LC Disbursements and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

(c) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due for the account of all or certain of the Lenders or Issuing Banks hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable

Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the applicable Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry practices on interbank compensation.

(d) If any Lender shall fail to make any payment required to be made by it to the Administrative Agent pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by them for the account of such Lender to satisfy such Lender’s obligations to the Administrative Agent until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable, direct, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender requests compensation under Section 2.14, (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender fails to approve any matter requiring the approval of all Lenders or such Lender that has been approved by the Required Lenders or (iv) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not be unreasonably withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Company. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.19. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a) the facility fee shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b) the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:

(i) the LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders ratably in accordance with their respective Revolving Commitments but only to the extent that such reallocation does not result in the Revolving Exposure of any Non-Defaulting Lender exceeding such Non-Defaulting Lender’s Revolving Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Administrative Agent, cash collateralize for the benefit of each Issuing Bank the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.04(j) for so long as such LC Exposure is outstanding;

(iii) if the Company shall cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Company shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted to give effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, as to such LC Exposure or portion thereof, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable pursuant to Section 2.11(a) to such Defaulting Lender and participation fees payable pursuant to Section 2.11(b) to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless, in each case, the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Company in accordance with Section 2.19(c), and participating interests in any such issued, amended, reviewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.19(c) (and such Defaulting Lender shall not participate therein).

(e) In the event that the Administrative Agent, the Company and each Issuing Bank agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans in accordance with its Applicable Percentage.

(f) The provisions of this Section 2.19 shall not impair any right, remedy or recourse that the Company may have against any Lender for breach of its obligations hereunder.

SECTION 2.20. Loan Modification Offers. (a) Without limiting the ability of the parties hereto to amend this Agreement as provided in Section 9.02, the Company may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Company, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan

Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder; provided that, in the case of any Loan Modification Offer relating to Revolving Commitments or Revolving Loans, except as otherwise agreed to by each Issuing Bank, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit as between the commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Commitments and (ii) the Revolving Availability Period and the Revolving Maturity Date, as such terms are used in reference to Letters of Credit, may not be extended without the prior written consent of each Issuing Bank.

SECTION 2.21. Extension of Maturity Date. (a) The Company may, by delivering an Extension Request to the Administrative Agent (who shall promptly deliver a copy to each of the Lenders), not less than 60 days in advance of the Revolving Maturity Date and/or the Term Loan Maturity Date in effect at such time (each, an “Existing Maturity Date”), request that the Lenders of the applicable Class extend an Existing Maturity Date to the first anniversary of such Existing Maturity Date. Each applicable Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given not later than the date that is the 20th day after the date of the Extension Request, or if such date is not a Business Day, the immediately following Business Day (the “Response Date”), advise the Administrative Agent in writing whether or not such Lender agrees to the requested extension. Each Lender that advises the Administrative Agent that it will not extend the Existing Maturity Date is referred to herein as a “Non-extending Lender”; provided, that any Lender that does not advise the Administrative Agent of its consent to such requested extension by the Response Date and any Lender that is a Defaulting Lender on the Response Date shall be deemed to be a Non-extending Lender. The Administrative Agent shall notify the Company, in writing, of the Lenders’ elections promptly following the Response Date. The election of any Lender to agree to such an extension shall not obligate any other Lender to so agree. The Maturity Date may be extended no more than once pursuant to this Section 2.21.

(b) (i) If, by the Response Date, Lenders constituting the Required Lenders (determined for such purpose as if the only Commitments and Loans outstanding at such time are the Commitments and Loans of the relevant Class or Classes) are deemed to be Non-extending Lenders, then the Existing Maturity Date shall not be extended and the outstanding principal balance of all Loans of the applicable Class and other amounts payable hereunder shall be payable, and the Commitments of the applicable Class shall terminate, on the Existing Maturity Date in effect prior to such extension.

(ii) If (and only if), by the Response Date, Lenders constituting the Required Lenders (determined for such purpose as if the only Commitments and Loans outstanding at such time are the Commitments and Loans of the relevant Class or Classes) shall have agreed to extend the Existing Maturity Date (each such consenting Lender, an “Extending Lender”), then effective as of the Existing Maturity Date, the applicable Maturity Date for such Extending Lenders of the applicable Class shall be extended to the first anniversary of the Existing Maturity Date (subject to satisfaction of the conditions set forth in Section

2.21(d)). In the event of such extension, the Commitment of the applicable Class of each Non-extending Lender shall terminate on the Existing Maturity Date in effect for such Non-extending Lender prior to such extension and the outstanding principal balance of all Loans of the applicable Class and other amounts payable hereunder to such Non-extending Lender shall become due and payable on such Existing Maturity Date and, subject to Section 2.21(c) below, the total Commitments of the applicable Class hereunder shall be reduced by the Commitments of the applicable Class of the Non-extending Lenders so terminated on such Existing Maturity Date.

(c) In the event of any extension of the Existing Maturity Date pursuant to Section 2.21(b)(ii), the Company shall have the right on or before the Existing Maturity Date, at its own expense, to require any Non-extending Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights (other than its rights to payments pursuant to Section 2.14, Section 2.15, Section 2.16 or Section 9.03 arising prior to the effectiveness of such assignment) and obligations under this Agreement with respect to the applicable Class to one or more banks or other financial institutions identified to the Non-extending Lender by the Company, which may include any existing Lender (each a “Replacement Lender”); provided that (i)such Replacement Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and, in the case of any Revolving Commitments, each Issuing Bank (such approvals to not be unreasonably withheld) to the extent the consent of the Administrative Agent or the Issuing Banks would be required to effect an assignment under Section 9.04(b), (ii) such assignment shall become effective as of a date specified by the Company (which shall not be later than the Existing Maturity Date in effect for such Non-extending Lender prior to the effective date of the requested extension) and (iii) the Replacement Lender shall pay to such Non-extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the outstanding principal amount of Loans of the applicable Class made by it hereunder and all other amounts accrued and unpaid for its account or otherwise owed to it hereunder on such date.

(d) As a condition precedent to any such extension of the Existing Maturity Date pursuant to Section 2.21(b)(ii), the Company shall (i) deliver to the Administrative Agent a certificate of the Company dated as of the Existing Maturity Date signed by a Responsible Officer of the Company certifying that, as of such date, both before and immediately after giving effect to such extension, (A) the representations and warranties of the Company set forth in this Agreement shall be true and correct and (B) no Default shall have occurred and be continuing and (ii) first, make such prepayments of the outstanding Loans of the applicable Class and second, provide such cash collateral (or make such other arrangements satisfactory to the applicable Issuing Bank) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Commitments of the Non-extending Lenders pursuant to Section 2.21(b) and any assignment pursuant to Section 2.21(c), the Aggregate Revolving Exposure less the face amount of any Letter of Credit supported by any such cash collateral (or other satisfactory arrangements) so provided does not exceed the aggregate amount of Commitments being extended.

(e) For the avoidance of doubt, (i) no consent of any Lender (other than the existing Lenders participating in the extension of the Existing Maturity Date) shall be required for any extension of the Maturity Date pursuant to this Section 2.21 and (ii) the operation of this Section 2.21 in accordance with its terms is not an amendment subject to Section 9.02.

ARTICLE III

Representations and Warranties

The Company represents and warrants as follows:

SECTION 3.01. Corporate Existence and Standing. The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, except for failures which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the rights or interests of the Lenders hereunder, and has all requisite authority to conduct its business in each jurisdiction in which the failure so to qualify could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization; No Violation. The Transactions are within each Loan Party’s corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action and do not contravene (i) any Loan Party’s charter, by-laws or other constitutive documents or (ii) any law or contractual restriction binding on or affecting any Loan Party, except for contraventions of contractual restrictions which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the rights or interests of the Lender hereunder.

SECTION 3.03. Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Loan Parties of this Agreement or the other Loan Documents.

SECTION 3.04. Validity. This Agreement is, and the other Loan Documents when executed and delivered will be, the legal, valid and binding obligations of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.05. Use of Proceeds. The Company will use the proceeds of the Loans and the Letters of Credit only for the purposes specified in the preamble to this Agreement.

SECTION 3.06. Litigation. As of the date hereof, there is no pending or, to the best of the knowledge of the Company, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, Governmental Authority or arbitrator, which could reasonably be expected to result in a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

SECTION 3.07. Financial Statements; No Material Adverse Change. (a) The consolidated balance sheet of the Company and the Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows of the Company and the Subsidiaries (i) as at December 31, 2020, and for the year then ended, accompanied by the report of PricewaterhouseCoopers LLC and (ii) as at June 30, 2021, and for the portion of the fiscal year then ended, in each case as heretofore furnished to the Lenders, fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as at such dates and their consolidated results of operations, shareholders’ equity and cash flows for the periods then ended in conformity with GAAP, subject, in the case of the financial statements referred to in the preceding clause (ii), to year-end audit adjustments and to the absence of certain notes.

(b) As of the date hereof, there has been, since December 31, 2020, no Material Adverse Effect.

SECTION 3.08. Investment Company Act. The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

SECTION 3.09. Taxes. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b) The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, or any successor standard) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Regulation U. Neither the Company nor any of the Subsidiaries is engaged in the business of purchasing or carrying Margin Stock. The value of the Margin Stock owned directly or indirectly by the Company and the Subsidiaries which is subject to any arrangement hereunder described in the definition of “indirectly secured” in Section 221.2 of Regulation U issued by the Board represents less than 25% of the value of all assets of the Company and the Subsidiaries subject to such arrangement. For the purpose of making the calculation pursuant to the preceding sentence, to the extent consistent with Regulation U, treasury stock shall be deemed not to be an asset of the Company and its Subsidiaries.

SECTION 3.12. Environmental Matters. The operations of the Company and each Subsidiary comply in all material respects with all Environmental Laws, the noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.13. Disclosure. (a) None of the Confidential Information Memorandum or any other information prepared and furnished by or on behalf of the Loan Parties to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains or will contain as of the date thereof (or, in the case of any such information that is not dated, the earliest date on which such information is furnished to the Administrative Agent or any Lender) any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(b) As of the Restatement Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification, if applicable, provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.14. Subsidiary Guarantors. The Subsidiary Guarantors include each Subsidiary of the Company other than Excluded Subsidiaries and newly-acquired or created Domestic Subsidiaries that are not yet required to have become Subsidiary Guarantors under the definition of “Guarantee Requirement”.

SECTION 3.15. Anti-Corruption Laws and Sanctions. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and, to the knowledge of the Company, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company, any of their respective directors, officers or employees or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

SECTION 3.16. Affected Financial Institutions. Neither the Company nor any of the Subsidiaries is an Affected Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01. [Reserved].

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of each Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, other than any representation given as of a particular date, which representation shall be true and correct as of that date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, and the application of the proceeds thereof, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees with the Lenders that it will:

SECTION 5.01. Payment of Taxes, Etc. Pay and discharge, and cause each Subsidiary to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income, profit or property and (ii) all material lawful claims which, if unpaid, might by law become a lien upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and with respect to which the Company shall have established appropriate reserves in accordance with GAAP.

SECTION 5.02. Preservation of Existence, Etc. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failures to keep in effect such rights, licenses, permits, privileges, franchises and, in the case of Subsidiaries only, legal existence could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.04.

SECTION 5.03. Compliance with Laws, Etc. Comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws), noncompliance with which could reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.04. Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account in all material respects, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary in accordance with GAAP consistently applied.

SECTION 5.05. Inspection. Permit, and cause each Subsidiary to permit, the Administrative Agent, and its representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and its Subsidiaries, to examine and make copies of the books of account and other financial records of the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, their respective officers or directors, at such reasonable times and upon reasonable advance notice during normal business hours and intervals as the Administrative Agent may reasonably designate.

SECTION 5.06. Reporting Requirements. Furnish to the Administrative Agent for distribution to each Lender:

(a) As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company (or, if earlier, within 15 days after the date required to be filed with the Securities and Exchange Commission, without giving effect to any extension of the time for filing), a consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such quarter and consolidated statements of income and changes in financial position (or consolidated statement of cash flow, as the case may be) of the Company and the consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Company as presenting fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the end of and for such fiscal quarter and such portion of such fiscal year in accordance with GAAP;

(b) As soon as available and in any event within 105 days after the end of each fiscal year of the Company (or, if earlier, within 15 days after the date required to be filed with the Securities and Exchange Commission, without giving effect to any extension of the time for filing), an audited consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such year and audited consolidated statements of income and stockholder’s equity and changes in financial position of the Company and the consolidated Subsidiaries for such fiscal year and accompanied by a report of PricewaterhouseCoopers LLC, independent registered public accounting firm of the Company, or other independent registered public accounting firm of nationally recognized standing, on the results of their examination of such consolidated annual financial statements of the Company and the consolidated Subsidiaries, which report shall be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, or shall be otherwise reasonably acceptable to the Required Lenders;

(c) Promptly after the sending or filing thereof, copies of all financial information, reports and proxy materials the Company files with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including, without limitation, all such reports that disclose material litigation pending against the Company or any Subsidiary or any material noncompliance with any Environmental Law on the part of the Company or any Subsidiary;

(d) Together with each delivery of financial statements pursuant to clause (a) or (b) above, a certificate signed by the chief financial officer of the Company (A) stating that no Default exists or, if any does exist, stating the nature and status thereof and describing the action the Company proposes to take with respect thereto, (B) demonstrating, in reasonable detail, the calculations used by such officer to determine compliance with the financial covenants contained in Sections 6.07 and 6.08 and (C) identifying the Subsidiaries, if any, that are “Excluded Subsidiaries” under clause (h) of the definition of such term;

(e) With respect to each fiscal year for which the Company shall have an aggregate Unfunded Liability of $30,000,000 or more for all of its single employer Plans covered by Title IV of ERISA and all Multiemployer Plans covered by Title IV of ERISA to which the Company has an obligation to contribute, as soon as available, and in any event within 10 months after the end of such fiscal year, a statement of Unfunded Liabilities of each such Plan or Multiemployer Plan, certified as correct by an actuary enrolled in accordance with regulations under ERISA and a statement of estimated Withdrawal Liability as of the most recent plan year end as customarily prepared by the trustees under the Multiemployer Plans to which the Company has an obligation to contribute;

(f) As soon as possible, and in any event within 30 days after the occurrence of each event the Company knows is or may be a reportable event (as defined in Section 4043 of ERISA, but excluding any reportable event with respect to which the 30 day reporting requirement has been waived) with respect to any Plan or Multiemployer Plan with an Unfunded Liability in excess of $30,000,000, a statement signed by the chief financial officer of the Company describing such reportable event and the action which the Company proposes to take with respect thereto;

(g) As soon as possible, and in any event within five Business Days after a Responsible Officer of the Company shall become aware of the occurrence of each Default, which Default is continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default or event and the action which the Company proposes to take with respect thereto;

(h) From time to time, such other information as to the business and financial condition of the Company and the Subsidiaries and their compliance with the Loan Documents as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request;

(i) Promptly after any Rating Agency shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

(j) Promptly following a request therefor, all documentation and other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

Information required to be delivered to the Administrative Agent for distribution to the Lenders pursuant to this Section shall be deemed to have been so delivered or distributed, as the case may be, (i) on the date on which such information, or one or more annual or quarterly reports containing such information, shall have been delivered to the Administrative Agent and posted by the Administrative Agent on an IntraLinks or similar website to which the Lenders have been granted access or (ii) in the case of information referred to in paragraphs (a), (b) and (c) of this Section, on the date on which the Company provides notice to the Administrative Agent that such information is available (A) on the website of the Securities and Exchange Commission at http://www.sec.gov or (B) on the Company’s website at http://www.waters.com. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.07. Use of Proceeds and Letters of Credit. Use the proceeds of Borrowings hereunder and the Letters of Credit for the purposes referred to in the recitals to this Agreement, and not for any purpose that would entail a violation of any applicable law or regulation (including, without limitation, Regulations U and X of the Board). No part of the proceeds of any Borrowing and no Letter of Credit shall be used by the Company or any Subsidiary (A) for the purpose of furthering an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (B) for the purpose of funding, financing or facilitating any activities, businesses or transactions of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States.

SECTION 5.08. Guarantee Requirement. Cause the Guarantee Requirement to be satisfied at all times.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees with the Lenders that it will not:

SECTION 6.01. Subsidiary Debt. Permit any Subsidiary that is not a Subsidiary Guarantor to create, incur, assume or permit to exist any Debt, except:

(a) Debt created hereunder;

(b) Debt to the Company or any other Subsidiary; and

(c) other Debt; provided that the sum of (without duplication) (i) the principal amount of all Debt permitted by this clause (c), (ii) the principal amount of all Debt secured by Liens permitted by Section 6.02 and (iii) all Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions entered into at the time the property subject thereto is acquired or within 90 days thereafter) permitted by Section 6.03 does not at any time exceed the greater of $180,000,000 or 15% of Consolidated Net Tangible Assets.

SECTION 6.02. Liens Securing Debt. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Lien on any property or asset now owned or hereafter acquired by it securing Debt unless, after giving effect thereto, the sum of (without duplication) (i) all Debt secured by all such Liens, (ii) the principal amount of all Debt of Subsidiaries that are not Subsidiary Guarantors permitted by Section 6.01(c) and (iii) all Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions entered into at the time the property subject thereto is acquired or within 90 days thereafter) permitted by Section 6.03 does not at any time exceed the greater of $180,000,000 or 15% of Consolidated Net Tangible Assets. For the purpose of this Section 6.02, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be an asset of the Company and its Subsidiaries.

SECTION 6.03. Sale and Leaseback Transactions. Enter into or be party to, or permit any Subsidiary to enter into or be party to, any Sale and Leaseback Transaction (other than any Sale and Leaseback Transaction entered into at the time the property subject thereto is acquired or within 90 days thereafter) unless after giving effect thereto the sum of (without duplication) (i) all Attributable Debt permitted by this Section, (ii) the principal amount of all Debt of Subsidiaries that are not Subsidiary Guarantors permitted by Section 6.01(c) and (iii) the principal amount of all Debt secured by Liens permitted by Section 6.02(i) does not exceed the greater of $180,000,000 or 15% of Consolidated Net Tangible Assets.

SECTION 6.04. Merger, Consolidation, Etc. (a) In the case of the Company, merge or consolidate with or into, or transfer or permit the transfer of all or substantially all its consolidated assets to, any Person (including by means of one or more mergers or consolidations of or transfers of assets by Subsidiaries), except that the Company may merge or consolidate with any US Corporation if (i) the Company shall be the surviving corporation in such merger or consolidation, (ii) immediately after giving effect thereto no Default shall have occurred and be continuing and (iii) the Company shall be in compliance with the covenants set forth in Sections 6.07 and 6.08 as of and for the most recently ended period of four fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.06, giving pro forma effect to such merger or consolidation and any related incurrence or repayment of Debt as if they had occurred at the beginning of such period, and the Administrative Agent shall have received a certificate of the chief financial officer of the Company setting forth computations demonstrating such compliance.

(b) In the case of any Material Subsidiary, merge or consolidate with or into, or transfer all or substantially all its assets to, any Person, except that (i) any Material Subsidiary may merge into or transfer all or substantially all its assets to the Company, (ii) any Material Subsidiary may merge or consolidate with or transfer all or substantially all its assets to any Subsidiary; provided that if either constituent corporation in such merger or consolidation, or the transferor of such assets, shall be a Subsidiary Guarantor, then the surviving or resulting corporation or the transferee of such assets, as the case may be, must be or at the time of such transaction become a Subsidiary Guarantor and (iii) so long as, at the time of and immediately after giving effect to such transaction, no Default shall have occurred and be continuing, any Material Subsidiary may merge or consolidate with or transfer all or substantially all its assets to any Person other than the Company or a Subsidiary so long as such transaction would not be prohibited by paragraph (a) above. Notwithstanding the foregoing, nothing in this paragraph shall (A) so long as, at the time of and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, prohibit the Company or any Subsidiary from (1) transferring any assets of such Person to acquire Foreign Subsidiaries, (2) making capital or working capital contributions to Foreign Subsidiaries in the ordinary course of business or (3) selling or otherwise disposing of assets to a Foreign Subsidiary on arm’s-length terms (as determined in good faith by the Company or the applicable Subsidiary) or (B) require any Foreign Subsidiary to become a Subsidiary Guarantor hereunder.

(c) In the case of the Company, permit any Domestic Subsidiary to become a subsidiary of a Foreign Subsidiary; provided that nothing in this paragraph shall prevent the Company from acquiring, directly or indirectly, any Person that at the time of and immediately after giving effect to such acquisition would constitute a Foreign Subsidiary and would own any Domestic Subsidiary not acquired by it in contemplation of such acquisition; provided further that nothing in this paragraph shall prevent Subsidiaries, if any, that are “Excluded Subsidiaries” under clause (c) of the definition of such term from becoming subsidiaries of Foreign Subsidiaries.

For purposes of this Section 6.04, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be an asset of the Company.

SECTION 6.05. Change in Business. Fail to be engaged in the business conducted by the Company and the Subsidiaries on the date hereof to an extent such that the character of the business conducted by the Company and the Subsidiaries on the date hereof, taken as a whole, shall be materially changed.

SECTION 6.06. Certain Restrictive Agreements. Enter into, or permit any Subsidiary to enter into, any contract or other agreement that would limit the ability of any Subsidiary to pay dividends or make loans or advances to, or to repay loans or advances from, the Company or any other Subsidiary, other than (i) customary non-assignment provisions in any lease or sale agreement relating to the assets that are the subject of such lease or sale agreement, (ii) any restriction binding on a Person acquired by the Company at the time of such acquisition, which restriction is applicable solely to the Person so acquired and its subsidiaries and was not entered into in contemplation of such acquisition, (iii) in connection with any secured Debt permitted under Section 6.02, customary restrictions on the transfer of the collateral securing such Debt and (iv) customary restrictions agreed to by any Subsidiary in connection with any Debt of such Subsidiary permitted under Section 6.01.

SECTION 6.07. Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter to exceed 3.50:1.00; provided that, following the completion of a Material Acquisition that, on a pro forma basis, giving effect to any related incurrence or repayment of Debt, would result in an increase in the Company’s Leverage Ratio, if the Company shall so elect by a notice delivered to the Administrative Agent within 30 days following the completion of such Material Acquisition (a “Leverage Ratio Increase Election”), such maximum Leverage Ratio shall be increased to 4.00:1.00 at the end of and for the fiscal quarter during which such Material Acquisition shall have been completed and at the end of and for each of the following three consecutive fiscal quarters (the period during which any such increase in the Leverage Ratio shall be in effect being called a “Leverage Ratio Increase Period”). The Company may terminate any Leverage Ratio Increase Period by a notice delivered to the Administrative Agent, whereupon, on the last day of the fiscal quarter during which such notice is given and on the last day of each fiscal quarter thereafter until another Leverage Ratio Increase Period has commenced as provided in this Section, the maximum Leverage Ratio shall be 3.50:1.00. If a Leverage Ratio Increase Election shall have been made under this Section, the Company may not make another Leverage Ratio Increase Election unless, following the termination or expiration of the most recent prior Leverage Ratio Increase Period, the Leverage Ratio as of the last day of at least two consecutive full fiscal quarters of the Company shall not have exceeded 3.50:1.00. Notwithstanding the foregoing, the Company shall not be permitted to make more than two Leverage Ratio Increase Elections during the term of this Agreement.

SECTION 6.08. Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter for the period of four consecutive fiscal quarters then ended to be less than 3.50:1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur and be continuing:

(a) The Company shall fail to pay (i) any amount of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when due hereunder, or (ii) any interest, fee or other amount due hereunder and such default shall continue for five days; or

(b) Any representation or warranty made or deemed made by the Company or any other Loan Party (or any of their respective officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; provided, however, that no Event of Default shall be deemed to exist by reason of the incorrectness of any representation or warranty after such incorrectness shall have been cured (other than by disclosure, which shall not be deemed to cure any breach of a representation or warranty); or

(c) The Company shall fail to maintain its corporate, limited liability company or partnership existence as required by Section 5.02, or the Company shall fail for five Business Days to comply with Section 5.06(g), or the Company or any Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Section 5.07 or Article VI of this Agreement on its part to be performed or observed; or

(d) The Company or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed (other than those failures or breaches referred to in paragraphs (a), (b) and (c) above) and any such failure shall remain unremedied for 30 days after written notice thereof has been given to the Company by the Administrative Agent or the Required Lenders; or

(e) The Company or any Subsidiary shall fail to pay any amount of principal of, interest on or premium with respect to, Material Debt (other than the Loans) when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument governing such Debt, or any other event shall occur or condition shall exist with respect to Material Debt (other than the Loans) of the Company or such Subsidiary if the effect of such other event or condition is to cause, or to permit the holder or holders of such debt (or any trustee or agent on their behalf) to cause, such Material Debt to become due, or to require such Material Debt to be prepaid or repurchased, prior to the stated maturity thereof; or

(f) The Company or any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; or

(g) The Company or any Subsidiary shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property; or the Company or any such Subsidiary shall take corporate action to authorize any of the actions set forth above in this paragraph (g); provided that, in the case of any such proceeding filed or commenced against the Company or any Subsidiary, such event shall not constitute an “Event of Default” hereunder unless either (i) the same shall have remained undismissed or unstayed for a period of 60 days, (ii) an order for relief shall have been entered against the Company or such Subsidiary under the federal bankruptcy laws as now or hereafter in effect or (iii) the Company or such Subsidiary shall have taken corporate action consenting to, approving or acquiescing in the commencement or maintenance of such proceeding; or

(h) Any judgment or judgments for the payment of money in excess of $30,000,000 in the aggregate for all such judgments shall be rendered against the Company or one or more Subsidiaries and (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 10 consecutive days during which stays of enforcement of such judgments, by reason of pending appeals or otherwise, shall not be in effect; or

(i) An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(j) The guarantee of any Subsidiary Guarantor under the Subsidiary Guarantee Agreement or the Obligations of the Loan Parties under any Loan Document shall not be (or shall be asserted by the Company or any Subsidiary Guarantor not to be) valid or in full force and effect; or

(k) A Change of Control shall have occurred.

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, (i) declare the obligation of each Lender to make Loans and of each Issuing Bank to issue Letters of Credit hereunder to be terminated, whereupon the same shall forthwith terminate and/or (ii) declare the Loans, all interest accrued and unpaid thereon and all other amounts outstanding or accrued under this Agreement to be forthwith due and payable, whereupon the Loans, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. In the event of the occurrence of an Event of Default under clause (g) of this Article VII, (A) the obligation of each Lender to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall automatically be terminated and (B) the Loans, all interest accrued and unpaid thereon and all other amounts outstanding or accrued under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Authorization and Action. (a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender and each Issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of any Syndication Agent, any Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any Debtor Relief Laws now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.16 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.

SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by the Company, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any Exchange Rate or US Dollar Equivalent.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications. (a) The Company agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION

AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, each of the Issuing Banks and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitment, Loans, LC Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank.

(c) Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to the Restatement Agreement on the Restatement Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Restatement Effective Date.

(c) (i) Each Lender hereby agrees that (A) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (B) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (A) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (B) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Company and each other Loan Party hereby agrees that (A) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (B) an erroneous Payment shall not pay, prepay, repay, discharge, or otherwise satisfy any Obligations owed by the Company or any other Loan Party; provided that for the avoidance of doubt, immediately preceding clauses (A) and (B) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company for the purpose of making such erroneous Payment.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant (A) as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender and (B) as to which the Company has provided its written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided that the Company shall be deemed to have consented to such representation, warranty or covenant unless it has objected thereto by written notice to the Administrative Agent within three Business Days after receipt of written notice thereof.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and their respective Affiliates, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or electronic communication as contemplated by paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to the Company, to 34 Maple Street, Milford, Massachusetts 01757, Attention of John Lynch (Fax No. (508) 482-2249, Telephone No. (508) 482-2314, email: john_lynch@waters.com);

(ii) if to the Administrative Agent, to JPMCB in its capacity as a Lender or Issuing Bank or if such notice relates to a Letter of Credit, as follows: JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2, Chicago, Illinois 60603, Attention of Nanette Wilson (Fax No. (844) 490-5663, Telephone No. (312) 385-7084), email: nanette.wilson@jpmorgan.com, jpm.agency.cri@jpmorgan.com; and

(iii) if to any other Lender or Issuing Bank, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved in writing by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent or the Company may be delivered or furnished by electronic communications pursuant to procedures approved in writing by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other applicable Person.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Subject to Sections 2.13(b~~), 2.13(c~~) and 2.13(d), none of this Agreement, or any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that (1) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (2) no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, LC Disbursement or reimbursement obligation of the Company with respect to any Letter of Credit (“Reimbursement Obligation”) or reduce the rate of interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of any change to any component definition of the term “Leverage Ratio” herein), or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan, LC Disbursement or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, in each case, without the written consent of each Lender adversely affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby, or alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among Lenders or Types of Loans without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) change the definition of the term “Agreed Currencies”, without the written consent of each Lender (or each Lender of such Class, as the case may be) or (vii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those of Lenders holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing

Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be, and, without limiting the foregoing, any amendment or other modification of Section 2.19 shall require the prior written consent of the Administrative Agent and each Issuing Bank and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Class of Lenders. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of any counsel) incurred by the Administrative Agent, and, following and during the continuance of an Event of Default, any Issuing Bank and/or any Lender, in connection with the enforcement or protection of its rights in connection with any Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) To the extent permitted by applicable law (i) the Company and any Loan Party shall not assert, and the Company and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Bookrunner, any Syndication Agent, any Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Company or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) The Company shall indemnify the Administrative Agent, each Arranger and Bookrunner, each Syndication Agent, each Documentation Agent, each Issuing Bank and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related reasonable out-of-pocket costs or expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby and the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any act or omission of the Administrative Agent in connection with the administration of this Agreement; (iv) [reserved]; or (v) any actual or overtly threatened Proceeding in any jurisdiction relating to any of the foregoing (including, with respect to clause (i), any such actual or overtly threatened Proceeding relating to or arising from the delivery, by or on behalf of any Loan Party, of an executed counterpart of a signature page of any Loan Document or Ancillary Document that is an Electronic Signature), whether or not such Proceeding is brought by the Company or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee in performing its activities or in furnishing its commitments or services under this Agreement.

(d) Each Lender severally agrees to pay any amount required to be paid by the Company under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent, each Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective pro rata share in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such pro rata immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum (without duplication) of the total Exposures and unused Commitments at the time.

(e) All amounts due under this Section shall be payable within 15 Business Days after receipt by the Company of a reasonably detailed invoice therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Participants (to the extent provided in paragraph (e) of this Section), the Arrangers, the Syndication Agents, the Documentation Agents, the Bookrunners and the Related Parties of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Bookrunners, the Issuing Banks and the Lenders (including any Affiliate of the Issuing Bank that issues any Letter of Credit)) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans or other amounts at the time owing to it) other than to a Defaulting Lender, to any natural person or to the Company or any of its Affiliates; provided that (i) except in the case of an assignment to a Lender, the Administrative Agent (and in the case of an assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure, each Issuing Bank) and, except (A) in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or (B) if an Event of Default shall have occurred and be continuing, the Company, must give their prior written consent to such assignment (provided, that (x) no such consent shall be unreasonably withheld or delayed and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof), (ii) unless an Event of Default has occurred and is continuing, except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments and outstanding Loans, the amount of the Commitments and outstanding Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). At the time of any assignment, the assignee shall provide to the Company the documentation described in Section 2.16(f). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and, as to entries relating to it, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Company, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities other than a Defaulting Lender (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that (A) such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this

Agreement and (B) such Participant shall be bound by the provisions of Section 9.12 as if such Participant were a Lender; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (vii) of the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.08 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.16(e) as though it were a Lender. A Participant shall receive all information delivered under or in connection with this Agreement directly from the Lender from which it shall have purchased its participation, and the Company shall not have any obligation to furnish any such information directly to any Participant.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein or in any other Loan Document or in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of this Agreement and any other Loan Document and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any

Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 9.03 and 9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof; provided, however, that the provisions of Section 9.12 shall expire two years after the later of (i) the repayment of the Loans and the expiration or termination of the Letters of Credit and the Commitments and (ii) the termination of this Agreement.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) Any Loan Document may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in the Restatement Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) any Loan Document and/or (y) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.

Without limiting the generality of the foregoing, the Company and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Company and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company then due and payable under this Agreement or any other Loan Document held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the

Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

(d) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. The Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, members, partners, officers, employees and agents, including accountants, legal counsel and other advisors, to Related Funds’ directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including (i) any self-regulatory authority, such as the National Association of Insurance Commissioners and (ii) in connection with a pledge or assignment permitted under Section 9.04(g)), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Administrative Agent or the Lenders against the Company under this Agreement or any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company, (h) to any actual or prospective credit insurance provider (or its Related Parties) relating to the Company and its obligations hereunder or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than (A) any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware and (B) information pertaining to this Agreement routinely provided by arrangers of credit facilities to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Company in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Company contained in this Section 9.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.14. Release of Subsidiary Guarantors. Notwithstanding any contrary provision herein or in any other Loan Document, if the Company shall request the release under the Subsidiary Guarantee Agreement of any Subsidiary to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning any such Subsidiary) to a Person other than the Company or a Subsidiary in a transaction permitted under the terms of this Agreement and shall deliver to the Administrative Agent a certificate to the effect that such sale or other disposition will comply with the terms of this Agreement, the Administrative Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary at the time of or at any time after the completion of such sale or other disposition.

SECTION 9.15. USA PATRIOT Act and Beneficial Ownership Regulation. Each Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the USA PATRIOT Act and/or the Beneficial Ownership Regulation.

SECTION 9.16. No Fiduciary Duty, etc.. (a) The Company acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. The Company agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Company acknowledges and agrees that no Credit Party is advising the Company as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Company with respect thereto.

(b) The Company further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Company and other companies with which the Company may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, the Company acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Company may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Company by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Company in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Company also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Company, confidential information obtained from other companies.

SECTION 9.17. Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MNPI CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MNPI AND THAT IT WILL HANDLE SUCH MNPI IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MNPI ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MNPI IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the appliable Resolution Authority.

SECTION 9.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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ANNEX II

Schedule 2.01 to Amended Credit Agreement

(Please see attached.)

SCHEDULE 2.01

Lenders and Commitments

Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$160,633,333.34
Bank of America, N.A.	$160,000,000.00
Citizens Bank, N.A.	$160,000,000.00
HSBC Bank USA, National Association	$160,633,333.33
DNB Capital LLC	$148,650,000.00
The Huntington National Bank	$148,650,000.00
KeyBank National Association	$148,650,000.00
MUFG Bank, Ltd.	$133,000,000.00
PNC Bank, National Association	$148,650,000.00
TD Bank, N.A.	$148,650,000.00
Truist Bank	$148,650,000.00
U.S. Bank National Association	$148,650,000.00
The Governor and Company of the Bank of Ireland	$55,550,000.00
The Northern Trust Company	$45,000,000.00
Barclays Bank PLC	$56,633,333.33
Webster Bank, N.A.	$28,000,000.00
TOTAL COMMITMENTS	$2,000,000,000.00

ANNEX III

Exhibit D to Amended Credit Agreement

(Please see attached.)

LENDER: [•]	EXHIBIT D
PRINCIPAL AMOUNT: $[•]

FORM OF

[REVOLVING LOAN]

[TERM LOAN]

PROMISSORY NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, Waters Corporation, a Delaware corporation (the “Company”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in immediately available funds to the Administrative Agent (such term, and each other capitalized term used but not defined herein having the meaning assigned to it in the Amended and Restated Credit Agreement dated as of September 17, 2021 (as amended by the Amendment and Incremental Commitment Agreement dated as of [•], 2023 and as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank), at the office of the Administrative Agent specified in the Credit Agreement, on the Maturity Date, the lesser of (A) the principal amount set forth above and (B) the aggregate unpaid principal amount of all [Term Loans][Revolving Loans] made to the Company by the Lender pursuant to the Credit Agreement, in each case together with accrued and unpaid interest on the principal amount to but excluding the date of such payment at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Each such payment of the principal of or interest on any Loan shall be made in lawful money in the currency of such Loan. The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by applicable law, overdue interest from their due dates, in each case owed by such Person, at a rate or rates provided in the Credit Agreement.

This note is one of the promissory notes referred to in Section 2.06(e) of the Credit Agreement. This note is subject to the terms of the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal prior to maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions specified therein.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

This note may be executed in counterparts (and different parties hereto on different counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract.

All Borrowings evidenced by this note, the currency and Type thereof, all payments, repayments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedules attached hereto and made a part hereof, or on a continuation of such schedules attached hereto and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company under this note or under the Credit Agreement.

This note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the undersigned as provided in Section 9.04(d) of the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

2

WATERS CORPORATION,

By:
Name:
Title:

Schedule A to Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Term Benchmark Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B to Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF TERM BENCHMARK LOANS

Date	Amount of Term Benchmark Loans	Amount Converted to Term Benchmark Loans	Interest Period and Term Benchmark with Respect Thereto	Amount of Principal of Term Benchmark Loans Repaid	Amount of Term Benchmark Loans Converted to ABR Loans	Unpaid Principal Balance of Term Benchmark Loans	Notation Made By

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